UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 25, 2005

B of I HOLDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51201	33-0867444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12220 El Camino Real, Suite, 220, San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 350-6200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01: Entry into a Material Definitive Agreement

Item 9.01:  Financial Statements and Exhibits

SIGNATURE

Exhibit  99.1

Exhibit  99.2

Item 1.01  Entry into a Material Definitive Agreement

On April 25, 2004, B of I Holding, Inc. and its subsidiary, Bank of Internet USA (collectively, the “Company”) entered into certain agreements relating to the lease of a new facility located at 12777 High Bluff Drive, San Diego, CA 92130, which will be the future site of the Company’s headquarters.  These agreements are (i) an Office Space Lease, dated April 25, 2004 (the “Lease”), between Bank of Internet USA and DL San Diego L.P., and (ii)  a Guaranty of Lease, dated April 25, 2005, between B of I Holding, Inc. and DL San Diego L.P. (the “Guaranty”).

The Company intends to relocate from its existing office located at 12220 El Camino Real, Suite 220, San Diego CA 92130 which is currently under lease until June 30, 2005 (the “Old Lease”).

The Lease of the new facility covers office space of approximately 12,300 square feet. This compares to the Company’s office space under the Old Lease of approximately 7,700 square feet.

The base rent called for under the Lease is as follows (subject to change under certain circumstances as provided in the Lease):

Period	Annual Base Rent	Monthly Base Rent
7/1/05-6/30/06 *	$197,824.00	$24,728.00
7/1/06-6/30/07	$305,638.08	$25,469.84
7/1/07-6/30/08	$314,540.16	$26,211.68
7/1/08-6/30/09	$323,442.24	$26,953.52
7/1/09-6/30/10	$333,828.00	$27,819.00
7/1/10-6/30/11	$344,213.76	$28,684.48
7/1/11-6/30/12	$354,599.52	$29,549.96
7/1/12-10/31/12	$121,661.76	$30,415.44

*  Months 2 through 5 of the base rent have been abated.

By way of comparison, the annual base rent under the Old Lease totaled $220,000 during the last year of its term.

The Company is also responsible for utilities and common operating costs during the Lease term.

The Company currently anticipates investing approximately $100,000 through 2005 in facility upgrades to customize the new facility for its operational and security requirements.

The Company expects to incur approximately $50,000 for moving costs and duplicate rent for one-half of a month. These costs will be included in operating results when incurred in June 2005. The Company expects no non-cash charges related to leasehold improvements and fixed assets as a result of relocating from its current facilities.

The forms of definitive agreements described above are furnished as exhibits to this Report. The preceding descriptions of these agreements are summary in nature and do not purport to be complete.  This summary should be read in connection with the Exhibits 99.1 and 99.2, which are incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

Reference is made to the disclosures under Item 1.01 above, which are incorporated by reference in this Item.

Item 2.05.  Costs Associated with Exit or Disposal Activities

 Reference is made to the disclosures under Item 1.01 above, which are incorporated by reference in this Item.

Item 9.01.   Financial Statements and Exhibits.

(c)        Exhibits.

99.1     Lease Agreement by and between DL San Diego, L.P. and Bank of Internet USA, dated April 25, 2005.

99.2     Guaranty of Lease by and between DL San Diego, L.P. and BofI Holding, Inc., dated April 25, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B of I HOLDING, INC.

Date: April 28, 2005	By:	/s/ Gary Lewis Evans
Gary Lewis Evans
President and Chief Executive Officer

Exhibit 99.1    Lease Agreement by and between DL San Diego, L.P. and Bank of Internet USA, dated April 25, 2005.

OFFICE SPACE LEASE

FOR

12777 High Bluff Drive,

San Diego, California 92130

By and Between

DL San Diego LP,

a Delaware limited partnership,

Landlord

And

Bank of Internet USA,

a Federal Savings Bank,

Tenant

Exhibits*

EXHIBIT "A"      -        SITE PLAN

EXHIBIT "B"      -        FLOOR PLAN OF THE PREMISES

EXHIBIT "C"      -        WORK LETTER

EXHIBIT "D"      -        COMMENCEMENT MEMORANDUM

EXHIBIT "E"      -        RULES AND REGULATIONS

* Exhibits are omitted but will be furnished to the Commission supplementally upon request.

THIS OFFICE SPACE LEASE ("Lease") is dated this 14th day of April, 2005, by and between Landlord and Tenant.

BASIC LEASE PROVISIONS

The following provisions shall be referred to in this Lease as the "Basic Lease Provisions."  The terms set forth in the Basic Lease Provisions shall be defined terms and shall have a meaning consistent with the Basic Lease Provisions when used in this Lease, consisting of the Basic Lease Provisions, the Standard Lease Provisions and the Exhibits and/or the Addenda attached hereto.  In the event of any conflict, inconsistency or ambiguity between the Basic Lease Provisions and the Standard Lease Provisions, the Basic Lease Provisions shall govern.

"Landlord" means DL San Diego LP, a Delaware limited partnership.

"Tenant" means Bank of Internet USA, a Federal Savings Bank.

"Building" means the building in which the Premises are located, which is located at 12777 High Bluff Drive, San Diego, California  92130, which Building consists of a two (2) story office tower; "Buildings" means the Building and the other building on the Project located at 12707 High Bluff Drive.  The Buildings total One Hundred Three Thousand Two Hundred Forty-Two (103,242) rentable square feet.

"Project" means the Buildings, together with the underlying land, related parking facilities and on and off-site improvements located as shown on the site plan attached hereto as Exhibit "A."

"Premises" means suite 100 of the Building and consists of approximately twelve thousand three hundred sixty-four (12,364) rentable square feet (10,633 usable square feet) as calculated in substantial conformance with the Building Owners and Managers Association International standard method for measuring floor area in an office building in effect as of the date of the execution of this Lease ("BOMA Standard"), and as more particularly shown on Exhibit "B" attached hereto and incorporated herein by this reference.  The number of rentable square feet and usable square feet within the Premises as set forth above has been determined in substantial conformance with the BOMA Standard by Landlord's architect or space planner, and such determination shall be conclusive and binding upon the parties.

"Term" means eighty-eight (88) calendar months (plus the applicable fraction of a month if the actual Lease Commencement Date is other than the first day of a calendar month).

"Target Commencement Date" means June 15, 2005.

1

"Monthly Rental" means the amounts set forth below, subject to adjustments as set forth in Article 3 (RENT).

Months	Monthly Rental Rate Per Square Foot	Total Monthly Rental
1 through 12	$2.00	$24,728.00
13 through 24	$2.06	$25,469.84
25 through 36	$2.12	$26,211.68
37 through 48	$2.18	$26,953.52
49 through 60	$2.25	$27,819.00
61 through 72	$2.32	$28,684.48
73 through 84	$2.39	$29,549.96
85 through 88	$2.46	$30,415.44

Notwithstanding the foregoing and subject to the terms and conditions of paragraph 3.A of this Lease, Tenant’s obligation to pay Monthly Rental shall be abated for Months 2 through 5 of the initial Term which abated Monthly Rental shall be applied to partially offset out of pocket costs incurred by Tenant in connection with relocating from Tenant’s existing premises to the Premises.  Together with Tenant's execution of this Lease, Tenant shall deliver to Landlord an amount equal to $24,728.00 for first month's Monthly Rental.

"Base Operating Expense" means the Common Operating Costs paid or incurred by Landlord for calendar year 2005 (the "Base Year").

"Tenants Proportionate Share" is 11.98%, as defined in Section 4(A)(4).

"Security Deposit" means $30,415.44, which shall be delivered to Landlord together with Tenant’s execution of this Lease.

"Permitted Use" means general office use, mortgage financing, financial services, retail banking operations and the operation of a data center compatible with a first-class office building.

"Tenant's Parking Rights" means forty-five (45) total parking spaces (the “Parking Spaces”).  Thirty-eight (38) of the Parking Spaces shall be provided on an in-common, non-exclusive, unreserved basis (the “Unreserved Spaces”), and the remaining seven (7) of the Parking Spaces shall be designated for Tenant’s customers’ exclusive use, the exact locations of which shall be designated by Landlord and reasonably approved by Tenant (the “Customer Spaces”).   Three (3) of the Customer Spaces shall be covered parking spaces and the remaining four (4) Customer Spaces shall be uncovered parking spaces.  The Parking Spaces (i.e., the Unreserved Spaces and the Customer Spaces) shall be free of charge during the initial Term of this Lease; thereafter, the monthly parking fee for such Parking Spaces shall be subject to adjustment by Landlord to reflect the then fair market rate for those Parking Spaces as determined by Landlord in its sole, subjective discretion.

2

"Broker" means Burnham Real Estate Services, which represents both Landlord and Tenant.

"Guarantor" means: BofI.com Holding, Inc., a Delaware corporation

"Landlord's Address for Notice" means:

DL San Diego LP

c/o Landmark Asset Management Group

100 Bayview Circle, Suite 200

Newport Beach, CA 92660

Attention:  Property Management

with a copy to:

DRA Advisors LLC

220 East 42nd Street 27th Floor

New York, New York  10017

Attention:  DL San Diego LP

"Tenant's Address for Notice" means 12777 High Bluff Drive, Suite 100, San Diego, California 92130.

Attachments:  In addition to the Exhibits identified in the Table of Exhibits, the following Lease Riders, if any, are attached to and made a part of this Lease:  Lease Rider No. 1 – Option to Extend, Lease Rider No. 2 – Right of First Refusal and Lease Rider No. 3 – Satellite Conditions.

3

STANDARD LEASE PROVISIONS

PROPERTY LEASED

Premises

Upon and subject to the terms, covenants and conditions hereinafter set forth, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises.

Common Areas

Tenant shall have the right, for the benefit of Tenant and its employees, suppliers, shippers, customers and invitees, to the non-exclusive use of all of the Common Areas as hereinafter defined.

TERM

Initial Term

The term of the Lease shall be for the period shown on Item 6 of the Basic Lease Provisions measured from the Lease Commencement Date (defined below) if such date is the first day of a calendar month or otherwise measured from the first day of the calendar month beginning after the Lease Commencement Date, which date shall be the "Measurement Date" of this Lease.  The Lease Term shall include any period of less than one (1) month from the Lease Commencement Date to the first day of the next calendar month.  The "Expiration Date" shall be the last day of the last calendar month occurring upon lapse of the number of years and/or months stated in the Basic Lease Provisions as measured from the Measurement Date.  The period from the Lease Commencement Date through and including the Expiration Date shall be referred to in this Lease as the "Term."  The Lease Commencement Date shall be the date Landlord has (i) substantially completed all improvements ("Tenant Improvements") required to be constructed by Landlord at the Premises pursuant to the "Work Letter" attached hereto as Exhibit "C" ("Substantial Completion") and (ii) delivered possession of the Premises to Tenant, or such earlier date as Tenant takes possession or commences use of the Premises for any purpose.  Notwithstanding the foregoing, in no event shall the Lease Commencement Date be earlier than May 15, 2005 except if Tenant takes possession or commences use of the Premises prior to May 15, 2005.  The Target Commencement Date set forth in Item 7 of the Basic Lease Provisions is a date which Landlord has projected for occupancy, based upon its present estimates of construction schedules.  Tenant agrees that Landlord shall have no liability, nor shall Tenant be entitled to terminate or cancel this Lease, if Tenant does not occupy the Premises by the Target Commencement Date.  Tenant shall have the right to occupy the Premises not more than fifteen (15) days prior to the scheduled Lease Commencement Date as determined in accordance with the Work Schedule (as defined in the Work Letter) for the sole purpose of installing Tenant’s furniture, fixtures and business equipment, provided that such early occupancy shall be subject to all of the terms and conditions of this Lease and provided further that Tenant shall not interfere with Landlord’s construction of the Tenant Improvements.  When the Lease Commencement Date has been determined, the Term shall commence and Tenant shall execute and deliver to Landlord within fifteen (15) days after written request therefore a certificate in the form of Exhibit "D" attached hereto and incorporated herein by this reference, stating the actual Lease Commencement Date and the Expiration Date and setting forth an acknowledgment by Tenant that Landlord has completed all improvements to the Premises in accordance with this Lease and to the satisfaction of Tenant, subject to the items listed in a punch list, if any, delivered to Landlord pursuant to paragraph 2.B below.

4

Acceptance and Suitability

Tenant agrees that except as otherwise expressly provided in this Lease, it is accepting possession of the Premises in its "AS-IS" condition, with all faults and defects and that by taking possession of the Premises it will conclusively be deemed that (a) Tenant has inspected the Premises and found the Premises in satisfactory condition and (b) all work to be performed by Landlord has been satisfactorily completed except for those minor items which Landlord and Tenant agree require further completion and which items shall be incorporated into a written punch list executed by Landlord and Tenant.  Within fifteen (15) days following written notice from Landlord to Tenant of Landlord's Substantial Completion, Tenant may conduct an inspection of the Premises and provide Landlord with a written punch list for Landlord's review and approval; provided, however, that Tenant's obligation to pay Monthly Rental as provided below shall not be affected thereby.  Tenant acknowledges that neither Landlord, nor any agent, employee or servant of Landlord, has made any representation with respect to the Premises, or the Building, or with respect to the suitability of them to the conduct of Tenant's business, nor has Landlord agreed to undertake any modifications, alterations, or improvements of the Premises, or Building, except the Tenant Improvements.  Landlord agrees that the Premises will be delivered to Tenant on the Lease Commencement Date with all Building systems, including, without limitation, the electrical, HVAC, plumbing and fire and life-safety systems, in good operating condition.  In addition, as of the date of this Lease and to the best of Landlord’s knowledge without any duty to investigate, (i) there is no asbestos, toxic mold or other Hazardous Material existing at the Building in violation of any applicable Hazardous Materials laws or other Applicable Laws, Covenants and Requirements (defined below) and (ii) the Building is in compliance with all Applicable Laws, Covenants and Requirements.

RENT

Monthly Rental

Commencing on the Lease Commencement Date, Tenant shall pay to Landlord during the Term, the Monthly Rental in the amount set forth in Item 8 of the Basic Lease Provisions, which amount shall be payable by Tenant on or before the first day of each month, in advance, at the address specified for Landlord in Item 16 of the Basic Lease Provisions, or such other place as Landlord shall designate, without any prior demand therefore and without any abatement, deduction or setoff whatsoever.  Monthly Rental for the first month or portion of it shall be paid upon the execution hereof.  If the Lease Commencement Date should occur on a day other than the first day of a calendar month, then the rental for the period from the Lease Commencement Date to the Measurement Date shall be prorated and the rent for the partial month following the Lease Commencement Date shall be payable on the Lease Commencement Date.  As consideration for Tenant's performance of all of its obligations under this Lease, Landlord hereby conditionally excuses Tenant from the payment of Monthly Rental during the months designated as having no rent or reduced rent, if so specified in Item 8 of the Basic Lease Provisions, provided that Tenant shall pay all other charges under this Lease from and after the Lease Commencement Date and provided further that Tenant shall not be in material default in its obligations under this Lease.  Should Tenant at any time during the Term be in material default under this Lease and not cure such default within the cure periods provided in this Lease, then the total sum of such Monthly Rental so conditionally excused shall become immediately due and payable by Tenant to Landlord.  If at the date of expiration of the Term Tenant has not so defaulted, Landlord shall waive any payment of all such Monthly Rental so conditionally excused.

5

Monthly Rental Increases

Commencing on the dates set forth in Item 8 of the Basic Lease Provisions, the Monthly Rental payable by Tenant under this Article 3 shall be increased in the amounts as set forth in Item 8.

Other Charges

Tenant shall pay to Landlord when due all sums of money required to be paid pursuant to this Article 3, Article 4 (REIMBURSEMENT OF COMMON OPERATING COSTS, TENANTS' UTILITIES COSTS AND TENANT'S METERED ELECTRICAL COSTS) and all other sums of money or charges required to be paid by Tenant under this Lease as additional rent, whether or not the same is designated additional rent.  If such amounts or charges are not paid at the time provided in this Lease, they shall nevertheless be collectible with the next installment of Monthly Rental thereafter following due, but nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due and payable hereunder or limit any other remedy of Landlord.

REIMBURSEMENT OF COMMON OPERATING COSTS, TENANTS' UTILITIES COSTS AND TENANT'S METERED ELECTRICAL COSTS

Definitions

"Common Areas" means all areas, space, equipment and special services provided by Landlord within the Buildings or as a part of the Project for the common or joint use and benefit of the tenants, their employees, agents, servants, suppliers, customers and other invitees, including, by way of illustration, but not limitation, retaining walls, fences, landscaped areas, parks, curbs, sidewalks, private roads, restrooms, stairways, elevators, lobbies, hallways, patios, service quarters, parking facilities and all other areas within the exterior of the Buildings or as shown on the site plan attached to this Lease as Exhibit "A."

6

"Taxes" shall mean any and all real property taxes and personal property taxes (including taxes levied or collected in addition to or in lieu of real property or personal property taxes), improvement bonds, surcharges, service charges, fees and other charges and assessments which are levied or assessed against Landlord or the Buildings and the land on which the Buildings are located relating to the Buildings and any improvements, fixtures and equipment and all other property of Landlord, real or personal, located in the Buildings and used in connection with the operation of the Buildings and the land on which the Buildings are located, including any increase in such taxes, whether resulting from a reassessment of the value of the land or the Buildings, or any portion thereof, or any other reason, imposed by any governmental authority.  "Taxes" as defined above shall be interpreted in the broadest sense possible to include all amounts levied or charged on any interest of Landlord in the Buildings or the remainder of the Project including, but not be limited to, school fees, transportation corridor fees, city transportation fees, any transportation management fees, the costs to implement and operate a government-mandated transportation management program, including, by way of example, the costs to operate a vanpool, the costs to hire a transportation coordinator and any penalties imposed by local governing authorities for failure to achieve certain reductions in vehicle trips per day and development fees (other than those required to be paid in the ordinary course of obtaining building permits), license fees, commercial rental tax, or other tax upon Landlord's business of leasing the Buildings.  To the extent any such Taxes have been imposed but not billed prior to the Lease Commencement Date, Landlord may amortize such costs and interest thereon over a reasonable period of time and include such amortization as a Common Operating Cost.  "Taxes" shall not include any penalties to the extent such penalties are reasonably avoidable by Landlord, federal or state income tax, or any franchise, capital stock, estate, inheritance, succession, transfer and excess profit taxes imposed upon Landlord.

"Common Operating Costs" shall mean the aggregate of all costs and expenses payable by Landlord in connection with the ownership, operation, management and maintenance of the Project, including the Premises, Buildings, Common Areas and to the extent applicable, the Patio Area (defined below), including, but not limited to, the cost of (a) landscaping, repaving, resurfacing, repairing, replacing, painting, lighting, cleaning, removing trash and similar items with respect to the Common Areas; (b) all Taxes; (c) insurance obtained by Landlord pursuant to Article 9 (INSURANCE) below and any deductible required to be paid by Landlord with respect to an insured loss; (d) trash disposal service; (e) operating, repairing and maintaining life safety systems, including, without limitation, sprinkler systems; (f) operating, repairing, and maintaining the HVAC system and elevator services; (g) painting, window washing and general cleaning, and janitorial services for the Buildings; (h) monitoring services, if provided by Landlord, including, without limitation, any monitoring or control device used by Landlord in regulating the parking areas;  (i) legal, accounting and consulting fees and expenses incurred in connection with the management and operation of the Buildings and Common Areas; (j) compensation (including employment taxes and fringe benefits) of all persons who perform duties connected with the operation, maintenance and repair of the Buildings or Common Areas; (k) energy allocation, energy use surcharges, or environmental charges; (l) municipal inspection fees or charges; (m) the cost of compliance with Applicable Laws, Covenants and Requirements (as defined below) including, without limitation, current amortization of capital improvements which are either (1) required by law (including, but not limited to, improvements required to comply with The Americans With Disabilities Act of 1990, 42 U.S.C. Section 12101 et seq. and the regulations promulgated thereunder (hereinafter "ADA") and Title 24 of the California Code of Regulation (hereinafter "Title 24"), or (2) are installed for the purpose of reducing Common Operating Costs over the period of such amortization; (n) the cost and expense of implementing any transportation management program to the extent not included as part of Taxes; (o) any other costs or expenses incurred by Landlord in connection with the Common Areas which are not otherwise reimbursed directly by tenants; and (p) the amount charged by any management firm contracted by Landlord to provide any or all of the foregoing services in an amount equal to three percent (3%) of gross revenues of the Project.  The computation of Common Operating Costs shall be made in accordance with generally accepted accounting principles.  Charges for any services, goods or materials furnished by Landlord at Tenant's request and charges for services, goods and materials furnished by Landlord as a result of uses or demands by Tenant in excess of those charges which are normally furnished to other tenants in the Buildings and all other sums payable by Tenant under this Lease shall not be included in Common Operating Costs but shall be payable by Tenant within ten (10) days after Landlord delivers a statement for such services, goods or materials to Tenant.  In addition, Common Operating Costs shall not include, and Tenant shall be required to pay to Landlord as additional rent, an administrative fee of ten percent (10%) of the cost of the service for services provided to Tenant beyond the scope of the services provided by Landlord for the common or joint benefit of all tenants, including, by way of example, an administrative fee of ten percent (10%) of the cost of any Alterations (defined below) made by Tenant; provided, however, that the foregoing administrative fee shall not be payable in connection with the initial Tenant Improvements to be constructed within the Premises pursuant to the Work Letter, provided further that nothing contained herein shall affect or otherwise excuse Tenant from paying the construction management fee for the initial Tenant Improvements as required under the Work Letter.

7

"Tenant's Proportionate Share" means the quotient obtained by dividing the total number of square feet of rentable floor area within the Premises as set forth in Item 5 of the Basic Lease Provisions by the total number of square feet of rentable floor area within the Buildings as set forth in Item 3 of the Basic Lease Provisions.

"Excess Common Operating Costs" means the amount by which the Common Operating Costs paid or incurred by Landlord for a full calendar year exceeds the Base Operating Expense, as set forth in Item 9 of the Basic Lease Provisions.  If the Buildings are not at least ninety-five percent (95%) occupied during all or any portion of any calendar year, then Landlord shall make an appropriate adjustment with respect to variable Common Operating Costs for such calendar year to determine what the Common Operating Costs would have been for such year if the Buildings had been ninety-five percent (95%) occupied and the amount so determined shall be deemed to be the amount of the Common Operating Costs for the year.

"Tenants' Utilities Costs" shall mean the aggregate of all costs and expenses payable by Landlord for (a) water, gas and any other utilities furnished to the Premises, to other tenants' premises and otherwise for the Project, specifically excluding, however, costs relating to electricity furnished to non-metered tenants’ premises, and (b) electricity for all of the Project, excluding, however Tenant's Metered Electrical Costs and any other tenants' metered electrical costs.  Charges for any utilities furnished by Landlord as a result of uses or demands by Tenant in excess of those charges which are normally furnished to other tenants in the Buildings shall not be included in Tenants' Utilities Costs but shall be payable by Tenant within ten (10) days after Landlord delivers a statement for such utilities charges to Tenant.

"Tenant's Metered Electrical Costs" shall mean all separately metered costs and expenses payable by Tenant in connection with Tenant's consumption of all electricity directly used by Tenant in the Premises.  Landlord and Tenant confirm that the Premises with respect to Tenant’s electrical consumption shall be separately metered and Tenant shall contract directly with, and pay such electricity costs and expenses directly to the local provider of such electricity service, and Landlord shall have no responsibility whatsoever with respect to the provision of or the payment of costs relating to the electricity service for the Premises.

For purposes of calculating the Base Operating Expense, Common Operating Costs shall not include increases in Project Costs due to extraordinary circumstances.  For purposes hereof, "extraordinary circumstances" shall mean those circumstances as determined by Landlord, in its reasonable discretion, which have caused an undue or unanticipated increase in Common Operating Costs during the Base Year as compared to the Common Operating Costs for year preceding the Base Year in question, exclusive of ordinary inflation, including, without limitation, market-wide labor-rate increases due to extraordinary circumstances, including, but not limited to, boycotts and strikes; market-wide insurance rate increases due to extraordinary circumstances, including, but not limited to, acts of God, war, terrorism or economic recession.  Notwithstanding anything to the contrary contained in this Lease, for purposes of calculating the Base Operating Expense for the Base Year (i.e., the 2005 calendar year), Common Operating Expenses shall not include any Project Costs due to extraordinary circumstances as described in this paragraph.

Notwithstanding anything to the contrary contained in this Lease, Common Operating Costs used to calculate Tenant's Proportionate Share of Excess Common Operating Costs shall increase by no more than six percent (6%) per calendar year ("Cap") with respect to Controllable Expenses (defined below).  The Cap shall be compounded annually and cumulative.  As used herein, "Controllable Expenses" means all Common Operating Costs, except for (i) any costs relating to janitorial service provided to the Buildings, (ii) Tenant's Utilities Costs, (iii) Tenant's Metered Electrical Costs, (iv) Taxes, (v) insurance and (vi) any extraordinary circumstances as described in paragraph 4.A(8), above.

8

Reimbursement

Before the Lease Commencement Date and thereafter before the commencement of each calendar year during the Term, Landlord shall deliver to Tenant an estimate of the anticipated Excess Common Operating Costs and Tenants' Utilities Costs for the forthcoming calendar year.  Tenant shall pay to Landlord, as additional rental, commencing on the Lease Commencement Date and continuing on the first day of each calendar month thereafter, an amount equal to (i) one-twelfth (1/12th) of the product obtained by multiplying the then estimated Excess Common Operating Costs for the year times Tenant's Proportionate Share, plus (ii) one-twelfth (1/12th) of the product obtained by multiplying the then estimated Tenants' Utilities Costs for the year times Tenant's Proportionate Share.  The estimated monthly charge for Tenant's Proportionate Share of the Excess Common Operating Costs and/or Tenants' Utilities Costs may be adjusted periodically by Landlord during the calendar year on the basis of Landlord's anticipated and/or actual costs.  Any major expenditure by Landlord during the year which was not included in determining the estimated Excess Common Operating Costs and/or Tenants' Utilities Costs may be billed separately to Tenant according to Tenant's Proportionate Share of the Excess Common Operating Costs and/or Tenants' Utilities Costs, as applicable, and shall be payable by Tenant upon receipt of said bill.

Rebate or Additional Charges

After the end of each calendar year, Landlord shall furnish to Tenant a statement showing (i) the total Common Operating Costs and Tenants' Utilities Costs for the calendar year just ended, (ii) Tenant's Proportionate Share of the Excess Common Operating Costs, and Tenants' Utilities Costs paid by Tenant for the calendar year just ended.  If the amount of estimated Excess Common Operating Costs paid by Tenant for any year during the Term exceeds the actual Excess Common Operating Costs for such year, and/or if the amount of estimated Tenants' Utilities Costs paid by Tenant for any year during the Term exceeds the actual Tenants' Utilities Costs for such year Landlord may choose either to credit such excess against the next installments of Tenant's Proportionate Share of Excess Common Operating Costs and/or Tenant's Proportionate Share of Tenants' Utilities Costs, as applicable, due from Tenant to Landlord hereunder or to refund such excess to Tenant.  If the estimated Excess Common Operating Costs for such year are less than the actual Excess Common Operating Costs for such year, and/or if the estimated Tenants' Utilities Costs for such year are less than the actual Tenants' Utilities Costs for such year, then Tenant shall pay to Landlord, within thirty (30) days of Tenant's receipt of Landlord's statement, as additional rent, Tenant's Proportionate Share of the amount by which the actual Excess Common Operating Costs exceeds the estimated Excess Common Operating Costs, and/or the amount by which the actual Tenants' Utilities Costs exceeds the estimated Tenants' Utilities Costs, as applicable.  In the event the Term of this Lease expires, or this Lease is otherwise terminated, Landlord shall compute the credit or deficiency up to the date this Lease expired or was terminated and to the extent a credit is due to Tenant, Landlord shall refund such amount to Tenant within thirty (30) days after the expiration or earlier termination of this Lease.

9

Tenant’s Audit Right.

Provided that Tenant is not then in default under this Lease, Tenant may, at Tenant’s sole cost and expense, cause an independent, third-party certified public accountant hired on an hourly basis and not on a contingency fee basis to inspect Landlord’s records to the extent Tenant, in good faith, disputes the amount of Tenant’s Proportionate Share of Excess Common Operations Costs or Tenant’s Utilities’ Costs.  Such inspection, if any, shall be (i) conducted only upon Tenant first furnishing Landlord at least twenty (20) business days prior written notice, (ii) conducted no more than once each calendar year during Landlord’s normal business hours and (iii) completed within one hundred twenty (120) days after receipt of Landlord’s statement for the immediately previous calendar year and in all events within thirty (30) days after the commencement of any such inspection.  Any errors disclosed by the review shall be promptly corrected by Landlord; provided, however, that if Landlord disagrees with any such claimed errors, Landlord shall have the right to cause another review to be made by an auditor selected by Landlord in Landlord’s reasonable discretion.  In the event the results of the review of records (taking into account, if applicable, the results of any additional review caused by Landlord) reveal that Tenant has overpaid obligations for the immediately preceding calendar year, the amount of such overpayment shall be credited against Tenant’s subsequent installment of Monthly Rental or other payments due to Landlord under the Lease.  In the event that such results show that Tenant has underpaid its obligations for the immediately preceding calendar year, the amount of such underpayment shall be paid by Tenant to Landlord within ten (10) days after written demand from Landlord.  If Tenant’s Proportionate Share of Excess Common Operating Costs or Tenant’s Utilities Costs were improperly computed and were overstated by more than 6%, Landlord shall reimburse Tenant for the cost of its audit; otherwise, Tenant shall be solely responsible for all costs relating to Tenant’s audit and inspection.

Common Areas; Patio Area.

Landlord shall have the sole and exclusive control of the Common Areas, as well as the right to make changes to the Common Areas.  Landlord's rights shall include, but not be limited to, the right to (a) restrain the use of the Common Areas by unauthorized persons, (b) utilize from time to time any portion of the Common Areas for promotional and related matters, (c) temporarily close any portion of the Common Areas for repairs, improvements or alterations, and (d) change the shape and size of the Common Areas or change the location of improvements within the Common Areas, including, without limitation, parking structures and other parking facilities, roadways and curb cuts.  Landlord may determine the nature, size and extent of the Common Areas as well as make changes to the Common Areas from time to time which, in its opinion, are deemed desirable.

Notwithstanding anything to the contrary herein, Tenant and its successors, assigns, employees, agents and invitees shall use the Common Area only for the purposes permitted hereby and by the Rules and Regulations.  All uses permitted within the Common Area shall be undertaken with reason and judgment so as not to interfere with the primary use of the Common Area which is to provide parking and vehicular and pedestrian access throughout the Common Area within the Project and to adjacent public streets for the Landlord, Landlord's Agents, its tenants, subtenants and all persons, firms and corporations conducting business within the Project and their respective customers, guests and licensees.  In no event shall Tenant erect, install, or place, or cause to be erected, installed, or placed any structure, building, trailer, fence, wall, signs or other obstructions on the Common Area except as otherwise permitted herein and in the Rules and Regulations, and Tenant shall not store or sell any merchandise, equipment or materials on the Common Area.

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Landlord shall have the full right and authority to employ or cause to be employed all personnel and to make or cause to be made all rules and regulations pertaining to or necessary for the proper operation and maintenance of the Common Area and the improvements located thereon.  The cost of such maintenance of the Common Area shall be included as part of the Common Operating Costs.  No part of the Common Area may be used for the storage of any items, including without limitation, vehicles, materials, inventory and equipment.  All trash and other refuse shall be placed in designated receptacles.  No work of any kind, including, but not limited to, painting, drying, cleaning, repairing, manufacturing, assembling, cutting, merchandising or displaying shall be permitted upon the Common Area.

All Common Area and improvements located thereon which Tenant is permitted to use and occupy pursuant to the provisions of this Lease are to be used and occupied under a revocable license and right, and if any such license be revoked, or if the amount of such areas be diminished, Landlord shall not be subject to any liability nor shall Tenant be entitled to compensation or diminution or abatement of Rent, and such revocation or diminution of such areas shall not be deemed constructive or actual eviction.  It is understood and agreed that the condemnation or other taking or appropriation by any public or quasi-public authority, or sale in lieu of condemnation, of all or any portion of the Common Area shall not constitute a violation of Landlord's agreements hereunder, and Tenant shall not be entitled to participate in or make any claim for any award or other condemnation proceeds arising from any such taking or appropriation of the Common Area.  Notwithstanding the foregoing, so long as no Default has occurred and is continuing, Landlord shall provide to Tenant the number of vehicle parking spaces set forth in Item 13 of the Basic Lease Provisions throughout the Term (subject to the rights of Landlord under this Article 4).

Landlord reserves the right to install, use, maintain, repair, relocate and replace pipes, ducts, conduits, wires and appurtenant meters and equipment included in the Premises or outside the Premises, change the boundary lines of the Project and install, use, maintain, repair, alter or relocate, expand and replace any Common Area; provided, however, Landlord shall not unreasonably interfere with Tenant's use of the Premises.  Such rights of Landlord shall include, but are not limited to, designating from time to time certain portions of the Common Area as exclusively for the benefit of certain tenants in the Project.

Tenant shall have the non-exclusive right to use the patio area located adjacent to the main entrance of the Premises (the “Patio Area”).  Tenant’s right to use the Patio Area shall be subject to all of the terms and conditions of this Lease and shall expire upon the expiration or earlier termination of the Term.  Tenant shall be responsible, at its sole cost and expense, to properly secure the Patio Area and to regularly maintain and clean the Patio Area in accordance with the requirements set forth in paragraph 8, below, including all patio furniture (as well as repair or replace such outdoor furniture as and when the same become worn).  In addition, if Tenant breaches any provision of this Lease with respect to the Patio Area or, if at any time, the Patio Area shall not be in compliance with all Applicable Laws, Covenants and Requirements, Landlord may immediately terminate Tenant’s right to use the Patio Area by written notice to Tenant without terminating any of Tenant’s obligations or other rights under this Lease.

TENANT'S TAXES

Tenant shall pay and be liable for any tax or fee (now or hereafter imposed by any governmental entity) applicable to or measured by or on the rents or any other charges payable by Tenant under this Lease, including, without limitation, any gross income tax, gross receipts tax or excise tax with respect to the receipt of such rent or other charges or the possession, leasing, operation, use or occupancy of the Premises, but not including any net income, franchise, capital stock, estate or inheritance taxes.  If such tax is paid to the governmental taxing entity directly by Landlord, Landlord shall, upon demand, be fully reimbursed by Tenant for such payment.

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Tenant shall also be liable for all taxes levied against the leasehold held by Tenant or against any personal property, leasehold improvements, additions, alterations and fixtures placed by or for Tenant in, on or about the Premises or constructed by Landlord for Tenant in the Premises; and if any such taxes are levied against Landlord or Landlord's property, or if the assessed value of the Property is increased (whether by special assessment or otherwise) by the inclusion therein of value placed on such leasehold, personal property, leasehold improvements, additions, alterations and fixtures, and Landlord pays any such taxes (which Landlord shall have the right to do regardless of the validity thereof), Tenant, upon demand, shall fully reimburse Landlord for the taxes so paid by Landlord or for the portion of such taxes resulting from such increase in any assessment.

SERVICE AND UTILITIES

Provided no default has occurred and is continuing, Landlord agrees to furnish to the Premises on the days and times set forth below water and electricity suitable for use of the Premises as general office space, heat and air conditioning (hereinafter "HVAC") required in Landlord's judgment for the comfortable use and occupation of the Premises, all of which shall be subject to the rules and regulations of the Building as well as any governmental requirements or standards relating to, among other things, energy conservation.  Such utilities and services shall be furnished to the Premises between the hours of 7:00 a.m. and 6:00 p.m., Monday through Friday, and between the hours of 9:00 a.m. and 1:00 p.m. Saturdays, with the following holidays excepted:  New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day ("Business Hours").  Elevator service to the Building shall be provided twenty-four (24) hours a day, subject to any regulations reasonably enacted by Landlord.  Janitorial service to the Premises shall be provided five (5) days per week, with the above holidays excepted, and subject to any regulations reasonably enacted by Landlord.  The cost of providing the services and utilities under this Article 6 are subject to reimbursement by Tenant of its pro rata share of the cost and expense pursuant to Article 4 (REIMBURSEMENT OF COMMON OPERATING COSTS, TENANTS' UTILITIES COSTS AND TENANT'S METERED ELECTRICAL COSTS).

Tenant acknowledges that Landlord may at any time, in Landlord's sole discretion, delete, add or change the type of security, if any, provided to the Buildings and the Project, and Landlord shall not be liable for Landlord's failure to provide any security.  Tenant shall have no claim against Landlord for any damage to its business or damage to, loss of and/or theft of any of Tenant's property nor for any death or personal injury to any individual, all as may arise as a result of Landlord's provision or failure to provide any security to the Buildings and the Project.  This paragraph regarding security is not intended to allow any individual to make any claim of any kind against Landlord or Tenant as a result of Landlord's failure to provide security and the parties specifically agree that there shall be no third party beneficiaries of this Article 6.

Tenant shall be required to pay to Landlord as additional rent any increased cost of any utilities and services, including, without limitation, electricity, water and HVAC, resulting from:  (1) any substantial recurrent use of the Premises at any time other than the hours during which Landlord agrees to furnish such utilities and services as described above, or (2) any special electrical, cooling or ventilating needs created by Tenant's use of telephone equipment, computers and other similar equipment or uses.  Tenant shall not, without prior written consent of Landlord, use any apparatus or device on the Premises, including without limitation, electronic data processing machines, work stations or other machines using in excess of one hundred twenty (120) volts, which consumes more electricity than is usually furnished or supplied for the Permitted Use of the Premises, as determined by Landlord.  If the Building is designed for individual tenant operation of the HVAC, Tenant agrees to pay the cost of operating the HVAC at any time other than the Business Hours, which cost shall include the operation of the HVAC for space located outside the Premises when such space is serviced concurrently with the operation of the HVAC for the benefit of the Premises.  Any excess use of the HVAC shall be determined by Landlord.  The minimum after hours HVAC charge is $25.00 per hour per zone, which is subject to adjustment at Landlord's sole option in accordance with current energy costs.  Any failure to pay any excess costs as described above shall constitute a breach of this Lease and shall entitle Landlord to the same rights and remedies as provided in this Lease for failure to pay rent.  Landlord shall provide HVAC service to Tenant’s computer server room (the “Server Room”), 24 hours per day, 7 days per week, provided that in no event shall Tenant’s computer server room exceed one hundred (100) rentable square feet of space.  The Server Room shall be separately metered and Tenant shall be solely responsible for all electricity costs relating to the provision of the HVAC service to the Server Room.

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Tenant acknowledges that the deregulation of the energy industry may precipitate a change in the provider of electricity to the Building.  Tenant further acknowledges and agrees that the decision whether to change providers and the selection of the provider shall be made by Landlord in its sole and absolute discretion.  Tenant shall cooperate fully with Landlord (including providing Landlord at no charge with copies of all records which Tenant keeps regarding Tenant's electrical consumption) to facilitate Landlord's decision making process.  Tenant shall cooperate with Landlord in any present or future government conservation requirements or conservation practices established by Landlord.  Landlord shall not be liable for and Tenant shall not be entitled to any abatement by reduction of rent by reason of: (a) Tenant's claim that as a result of deregulation the cost of electricity should be less than the actual cost incurred by Landlord; or (b) any interruption, stoppage or failure in such service arising from any change in the provider of electricity to the Building.  Landlord shall be entitled to all cost savings resulting from any decrease in the Buildings' cost of electricity.

Landlord shall not be liable for and Tenant shall not be entitled to any abatement or reduction of rent by reason of Landlord's failure to furnish any of the foregoing when such failure is caused by (i) accidents, breakage or repairs, (ii) strikes, brownouts, blackouts, lockouts or other labor disturbances or labor disputes of any character, (iii) governmental regulation, moratorium or other governmental action, (iv) limitation, rationing, curtailment or restriction on the use of water, electricity, gas heating, cooling or other forms of service or utility provided to the Premises, or (v) by any other cause, similar or dissimilar, beyond the reasonable control of Landlord, nor shall such failure under such circumstances be construed as a constructive or actual eviction of Tenant.  Landlord shall not be liable under any circumstances for loss or injury to property or business, however occurring, through or in connection with or incidental to Landlord's failure to furnish any of said service or utilities.

ASSIGNMENT AND SUBLETTING

Reasonable Consent

Tenant shall not directly or indirectly, voluntarily or by operation of law, sell, assign, encumber, pledge or otherwise transfer or hypothecate all or any part of the Premises or Tenant's leasehold estate hereunder (collectively "Assignment"), or permit the Premises, or any portion thereof, to be occupied by anyone other than Tenant or to sublet the Premises, or any portion thereof (collectively "Sublease") without Landlord's prior written consent in each instance, which consent shall not be unreasonably withheld, subject to the terms and conditions contained in this Article 7.  Any sale or other transfer, including transfer by consolidation, merger or reorganization, of fifty percent (50%) or more (measured cumulatively over the Term of this Lease) of the voting stock of Tenant, if Tenant is a corporation, or any sale or other transfer of fifty percent (50%) or more (measured cumulatively over the Term of this Lease) of the partnership or membership interests in Tenant, if Tenant is a partnership or limited liability company, shall be an Assignment for purposes of this Article 7.  Notwithstanding the foregoing provisions of this Article 7, Landlord’s consent shall not be required for (a) the subleasing of all or any portion of the Premises or the assignment of this Lease to an entity owned and controlled by Tenant or which owns or controls Tenant, so long as (i) Tenant shall provide to Landlord, prior to such sublease, written notice of such sublease and such sublease documentation and other information as Landlord may request in connection therewith, and (ii) all of the other terms and requirements of this Article 7 shall apply with respect to such sublease, or (b) the assignment or effective transfer of this Lease as a result of a sale of a controlling interest in the stock of Tenant, a sale of substantially all of the assets of Tenant, or a merger by Tenant with or into another entity, so long as (i) the financial statements of the successor entity of such sale or merger immediately following the sale or merger is at least equal to the greater of the financial statements of Tenant as of the date of this Lease or the financial statements of Tenant immediately prior to the sale or merger, evidence of which, satisfactory to Landlord, shall be presented to Landlord prior to such sale or merger, (ii) Tenant shall provide to Landlord, prior to such sale or merger, written notice of such sale or merger and such assignment documentation and other information as Landlord may reasonably request in connection therewith, and (iii) all of the other terms and requirements of this Article 7 shall apply with respect to such assignment or transfer (collectively, a “Permitted Transfer”); provided, however, that in the event of either of the assignments described in clauses (a) or (b) hereof, Tenant shall not be released or relieved from any liability, obligation or responsibility under this Lease.  In addition, provided that there is no material change in the day-to-day management and control of Tenant's operations, the trading of publicly traded securities in Tenant through a national stock exchange shall not constitute an assignment in violation of this paragraph 7.a.  As used herein, the term "Tenant" shall also mean any entity that has guaranteed Tenant's obligation under this Lease, and the prohibition hereof shall be applicable to any sales or transfers of stock or partnership or membership interests of said Guarantor.  Landlord and Tenant agree (by way of example and without limitation) that it shall be reasonable for Landlord to withhold its consent if any of the following situations exist or may exist which are not exclusive: the proposed assignee's or sublessee's use of the Premises is inconsistent with the Permitted Use under this Lease or will materially and adversely affect Landlord's interest.  Landlord shall not be obligated to alter the Permitted Use or any other provision of this Lease regarding the use of the Premises or any other matter in connection with any proposed Assignment or Sublease notwithstanding the financial resources of the proposed assignee or sublessee; in Landlord's reasonable business judgment, the proposed assignee or sublessee lacks sufficient business reputation or experience to operate a successful business of the type and quality permitted under this Lease; in the sole judgment of Landlord, the proposed assignee or sublessee is of a character or engaged in a business which is not in keeping with the standards of Landlord in the Project; Tenant is in default pursuant to this Lease at the time of its request for consent and/or the effective date of such proposed Assignment or Sublease; the proposed assignee or sublessee does not have sufficient financial resources to operate the Premises in a first-class manner; the proposed Assignment or Sublease is to be effective at any time prior to the earlier of the date eighteen (18) months following the Lease Commencement Date, provided, that the foregoing shall not apply with respect to any Permitted Transfer; the terms of the proposed Assignment or Sublease will allow the proposed assignee or sublessee to exercise a right of renewal or extension, right of expansion, right of first offer or other similar right held by Tenant; Tenant proposes to subdivide the Premises or any portion thereof into irregularly shaped pieces or otherwise in a manner that is unacceptable to Landlord, in Landlord's sole and absolute discretion; the proposed Assignment or Sublease would, in Landlord's sole and absolute discretion, result in the use of the Premises by a substantially greater number of persons than when used exclusively by Tenant; the proposed Assignment or Sublease provides for a rental or other payment based in whole or in part on the income or profits derived by any person from the Premises, or any part thereof;  the proposed assignee or sublessee would breach any covenant of Landlord respecting exclusivity, use, location or signage in any other lease, financing agreement or other agreement relating to the Buildings or Project; the proposed assignee or sublessee is a governmental agency (or a subdivision or agency thereof); or the proposed assignee or sublessee or any of their affiliates occupies space at the Project at the time of the request for consent.

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Conditions to Consent

Landlord's consent may be made or withheld subject to such terms and conditions as Landlord considers necessary in order to protect its interest in the Premises, the Buildings and the Project, including, but not limited to, the following:  that the proposed transferee shall execute, acknowledge and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby such transferee shall assume and agree to perform and to be personally bound by and upon all the covenants, agreements, terms and conditions of this Lease on the part of Tenant to be performed and whereby such transferee shall expressly agree that the provisions of this Article, notwithstanding such Assignment or Sublease, shall continue to be binding upon it with respect to future assignments, subleases and/or other transfers.  Landlord shall not be required to agree to any amendment or alteration of this Lease in connection with any Assignment or Sublease.  Tenant and any such proposed assignee or sublessee shall promptly furnish to Landlord all documents, agreements and understandings of any nature with regard to such transaction, and such parties shall represent and warrant to Landlord in writing (on such form as Landlord shall require) that the materials so furnished to Landlord represent the entire agreement with regard to such Assignment or Sublease and that there are no further documents, agreements and/or understandings other than as furnished to Landlord.  In addition, in the event Landlord requires personal guaranties from financially responsible persons or entities as a condition of consent, such guarantors shall execute, acknowledge and deliver an absolute and unconditional guaranty in a form presented by Landlord which shall contain waivers of all defenses to the maximum extent permitted by law.  Tenant and any guarantors shall continue to be liable to Landlord under this Lease for the terms, covenants and conditions to be complied with by Tenant whether this Lease is assigned, sublet and/or otherwise transferred.  No withholding of consent by Landlord for any reason deemed sufficient by Landlord shall give rise to any claim by Tenant or any proposed assignee or subtenant or entitle Tenant to terminate this Lease, to recover contract damages or to any abatement of rent and Tenant hereby expressly waives its rights under California Civil Code Section 1995.310.

Submittal Procedure

If Tenant desires at any time to enter into an Assignment or a Sublease of the Premises or any portion thereof, Tenant shall request in writing, at least thirty (30) days prior to the effective date of the Assignment or Sublease, Landlord's consent to the Assignment or Sublease, and provide the following:  (a) the name of the proposed assignee or sublessee or occupant, (b) the nature of the proposed assignee's or sublessee's business to be carried on in the Premises, (c) the terms and provisions of the proposed Assignment or Sublease, and (d) sufficient financial information concerning the proposed assignee or sublessee to allow Landlord to assess the financial condition of such person or entity.  At any time within fifteen (15) days after Landlord's receipt of the foregoing information, Landlord may by written notice to Tenant elect either to (a) consent to the proposed Assignment or Sublease, (b) refuse to consent to the proposed Assignment or Sublease or (c) terminate this Lease in full with respect to an Assignment.  If Landlord fails to notify Tenant within said fifteen (15) day period of its election, Landlord shall be deemed to have refused to consent to said Assignment or Sublease.  If Landlord elects to terminate this Lease, Tenant may withdraw its request at any time within ten (10) days after receipt of Landlord's notice of election to terminate, in which event this Lease shall continue in full force and effect.  If Tenant does not withdraw its notice, Tenant shall surrender the Premises to Landlord within sixty (60) days after receipt of Landlord's notice and this Lease shall terminate as of such date subject to the same terms and conditions as would be applicable upon the expiration of the Term of this Lease.  Tenant understands and acknowledges that Landlord's option to terminate this Lease rather than consent to an Assignment or Sublease is a material inducement for Landlord's agreeing to lease the Premises to Tenant.  If Landlord consents to the Assignment or Sublease within said fifteen (15) day period, Tenant may enter into such Assignment or Sublease of the Premises or portion thereof, but only upon the terms and conditions set forth in the notice furnished by Tenant to Landlord.

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Consideration

In connection with such Assignment or Sublease, as a condition to Landlord's consent, Tenant shall pay to Landlord as additional rent as and when received by Tenant an amount equal to fifty percent (50%) of all "Profit" (as hereinafter defined) derived from such Assignment or Sublease.  "Profit" shall mean the amount, if any, by which (A) the rental, escalations thereto, percentage rent, additional rent and other payment obligations of the proposed assignee or sublessee under the terms of the proposed Assignment or Sublease together with any key money, bonus money, payment in excess of fair market value for services, assets, fixtures, inventory, accounts, goodwill, equipment, furniture, general intangibles, capital stock or equity ownership rendered or delivered by the assignee or sublessee to Tenant exceeds (B) “Tenant’s Lease Costs” and Tenant’s Transfer Costs (each of which is defined below) and the net present value of all rental and other payment obligations, or pro rata portion of the rental and payment obligations in the case of a Sublease, payable to Landlord by Tenant under the terms of this Lease.  “Tenant’s Lease Costs” shall mean the sum of (i) any key money, brokerage fees, legal fees, and other out-of-pocket costs and expenses reasonably paid by Tenant in connection with Tenant’s acquisition of this Lease from any predecessor tenant hereunder and (ii) the unreimbursed cost of any permitted leasehold improvements and alterations paid for by Tenant, amortized on a straight-line basis over that portion of the initial term of this Lease remaining after installation, all without interest .  "Tenant's Transfer Costs" shall mean only that portion of Tenant's actual expenditures in connection with such Assignment or Sublease which are reasonable and customary in the market in which the Building is located, including, without limitation, (i) costs to rehabilitate or improve the portion of the Premises covered by such Assignment and/or Sublease for the assignee or sublessee, (ii) brokerage fees, (iii) Tenant's legal fees in connection with such Assignment or Sublease, and (iv) reasonable monetary inducements paid by Tenant to any proposed assignee or sublessee.  Net present value as used herein shall be calculated by using the discount rate of the Federal Reserve Bank of San Francisco at the time of such Assignment plus one percent (1%) per annum.  For purposes of calculating the Profit on a monthly basis, Tenant's Subleasing Costs shall be deemed to be expended by Tenant in equal monthly amounts over the entire term of the Sublease or Assignment.  For all purposes under this Section, a sub-sublease, assignment of sublease or any similar arrangement shall be considered a Sublease.  Subject to the foregoing provisions for Tenant to retain 50% of any Profit, Tenant understands and acknowledges that the intent of the parties in negotiating this Lease was not to create any bonus value or allow Tenant to profit as a result of any favorable terms contained herein or any future changes in the market for the Premises, and that any such bonus value will be and remain the exclusive property of Landlord, and that Tenant, by leasing the Premises, is merely a user of space and is not intending to benefit from real property market changes.

Subleases

Regardless of Landlord's consent, the following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in all Subleases under this Lease whether or not expressly incorporated therein:

Tenant hereby assigns and transfers to Landlord all of Tenant's interest in all rentals and income arising from any Sublease heretofore or hereafter made by Tenant, and Landlord may collect such rent and income and apply same toward Tenant's obligations under this Lease; provided, however, that until a default shall occur in the performance of Tenant's obligations under this Lease, Tenant may (subject to paragraph 7.D. of this Lease) receive, collect and enjoy the rents accruing under such Sublease.  Landlord shall not, by reason of this or any other assignment of such Sublease to Landlord nor by reason of the collection of the rents from a sublessee, be deemed liable to the sublessee for any failure of Tenant to perform and comply with any of Tenant's obligations to such sublessee under such Sublease.  Tenant hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Landlord stating that a default exists in the performance of Tenant's obligations under this Lease, to pay to Landlord the rents due and to become due under the Sublease.  Tenant agrees that such sublessee shall have the right to rely upon any such statement and request from Landlord, and that such sublessee shall pay such rent to Landlord without any obligation to inquire as to whether such default exists and notwithstanding any notice from or claim from Tenant to the contrary.  Tenant shall have no right or claim against said sublessee or Landlord for any such rents so paid by said sublessee to Landlord.

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No Sublease entered into by Tenant shall be effective unless and until it has been approved in writing by Landlord and once approved by Landlord, such Sublease shall not be changed or modified without Landlord's prior written consent.  In entering into any Sublease and as a condition to the effectiveness thereof, Tenant and Tenant’s proposed subtenant shall execute Landlord's standard form of Sublease consent.  Any sublessee shall, by reason of entering into a Sublease under this Lease, be deemed, for the benefit of Landlord, to have assumed and agreed to perform and comply with each and every obligation herein to be performed by Tenant other than such obligations as are contrary to or inconsistent with provisions contained in a Sublease to which Landlord has expressly consented in writing.

In the event Tenant shall default in the performance of its obligations under this Lease, Landlord, at its option and without any obligation to do so, may require any sublessee to attorn to Landlord, in which event Landlord shall undertake the obligations of Tenant, as sublessor under such Sublease from the time of the exercise of said option to the termination of such Sublease; provided, however, Landlord shall not be liable for any prepaid rents or security deposit paid by such sublessee to Tenant or for any other prior defaults of Tenant under such Sublease.  Landlord's approval of a Sublease shall not be construed as an agreement by Landlord to recognize any sublessee upon the expiration or termination of Tenant's obligations under this Lease, whether voluntary or involuntary.

Subject to Landlord's right to require attornment by any sublessee as provided in paragraph E.(iii) above, any expiration or termination of this Lease, whether voluntary or involuntary, shall cause each Sublease to terminate, notwithstanding Landlord's prior approval of the Sublease, and the sublessee thereunder shall have no further right to possession of the Premises.  In the event of voluntary termination of this Lease by agreement between Landlord and Tenant, the foregoing sentence shall fully apply, and to the extent that any sublessee has any claim or cause of action arising from or related to such voluntary termination of this Lease, and resulting termination of the Sublease, the sublessee shall be conclusively presumed to have waived such claim or cause of action as against Landlord, the Premises, the Buildings and the Project, and to have agreed that any such claim or cause of action shall be asserted solely against Tenant.

Miscellaneous

No consent by Landlord to any Assignment or Sublease by Tenant shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether arising before or after the Assignment or Sublease.  The consent by Landlord to any Assignment or Sublease shall not relieve Tenant of the obligation to obtain Landlord's express written consent to any other Assignment or Sublease.  Any Assignment or Sublease that is not in compliance with this Article 7 shall be void and, at the option of Landlord, shall constitute a material default by Tenant under this Lease.  The acceptance of rent or payment of any other monetary obligation by Landlord from a proposed assignee or sublessee shall not constitute the consent by Landlord to such Assignment or Sublease.

Each assignee, or other transferee, other than Landlord, shall assume, as provided in this paragraph 7.F, all obligations of Tenant under this Lease and shall be and remain liable jointly and severally with Tenant for the payment of Monthly Rental and all other monetary obligations hereunder, and for the performance of all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for the Term; provided, however, that the assignee, sublessee, or other transferee shall be liable to Landlord for rent only in the amount set forth in the Assignment or Sublease.  No Assignment shall be binding on Landlord unless the assignee or Tenant shall deliver to Landlord a counterpart of the Assignment and an instrument in recordable form that contains a covenant of assumption by the assignee satisfactory in substance and form to Landlord, consistent with the requirements of this paragraph 7.F, but the failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability as set forth above.

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Tenant shall pay all of Landlord's expenses, for each such proposed transfer to cover the legal review and processing expenses of Landlord, whether or not Landlord shall grant its consent to such proposed transfers.

To the extent not prohibited by provisions of the Bankruptcy Code of 11 U.S.C. Section 101 et seq. (the "Bankruptcy Code"), Tenant on behalf of itself, creditors, administrators, and assigns waives the applicability of Section 541(c) and 365(e) of the Bankruptcy Code unless the proposed assignee of the trustee for the estate of the bankrupt meets Landlord's standards for consent set forth above.  If this Lease is assigned to any person or entity pursuant to the terms of the Bankruptcy Code, any and all monies and other considerations payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of the Tenant or the estate of Tenant within the meaning of the Bankruptcy Code.  Any and all monies or other consideration constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid or delivered to Landlord.  Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment.  Any such assignee shall upon demand execute and deliver to Landlord an instrument evidencing such assumption.

MAINTENANCE AND REPAIRS

Landlord's Obligations

Landlord shall keep in good condition and repair, at Landlord's initial cost and expense subject to reimbursement by Tenant of its pro rata share of such cost and expense, pursuant to Article 4 (REIMBURSEMENT OF COMMON OPERATING COSTS, TENANTS' UTILITIES COSTS AND TENANT'S METERED ELECTRICAL COSTS), the standard plumbing, electrical, and lighting improvements initially installed in the Premises (including replacement of fluorescent bulbs), heating, ventilating and air conditioning systems which service the Premises in common with other premises or Common Areas within the Buildings, the foundations, exterior walls, structural condition of bearing walls, roof of the Premises, parking lots, parking garages, walkways, driveways, landscaping, fences, signs and utility installations and other improvements in the Common Areas.  Landlord shall not be required to pay for the cost of any repairs that are the obligation of or are caused by any negligent or intentional act or omission of Tenant or any person claiming through or under Tenant or any of Tenant's employees, sublessees, suppliers, shippers, customers or invitees; however, Landlord shall have the right, but not the obligation, to repair such damage, and Tenant shall reimburse Landlord within ten (10) days after demand for the cost thereof.  Notwithstanding anything to the contrary contained in this Lease, Landlord shall not be liable for failure to make repairs required to be made by Landlord under the provisions of this Lease except as provided in the final sentence of this paragraph 8.A., and Tenant shall not be entitled to any abatement or reduction in rent by reason of such failure, no actual or constructive eviction of Tenant shall result from such failure, Tenant shall not have the right to terminate this Lease, and Tenant shall not be relieved from the performance of any covenant or agreement in this Lease because of such failure.  Landlord shall not be liable for and there shall be no abatement of rent with respect to, any injury to or interference with Tenant's business arising from any repair, maintenance, alteration or improvement in and to any portion of the Project, Buildings or the Premises.  Tenant hereby waives and releases its right to make repairs at Landlord's expense under Sections 1932, 1933(4), 1941 and 1942 of the California Civil Code or any similar law, statute or ordinance now or hereafter in effect.  Landlord shall not be in breach of its obligations under this Article 8 unless Landlord fails to make any repairs or perform maintenance which it is obligated to perform hereunder and such failure persists for an unreasonable time after written notice of the need for such repairs or maintenance is given to Landlord by Tenant.  Tenant acknowledges that Tenant's sole remedy for breach of this paragraph 8.A. shall be an action for damages as provided for in and limited by paragraph 19.C. of this Lease.

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Tenant's Obligations

Tenant shall, at its sole cost and expense, make all repairs and replacements as and when Landlord deems necessary to preserve in a first class order, condition and repair the Premises and every part thereof, including, without limitation, all fixtures, interior walls, interior surfaces of exterior walls, ceilings, windows, doors, cabinets, draperies, window coverings, carpeting and other floor coverings, plate glass and skylights located within the Premises, and all non-standard utility systems and facilities (i.e., plumbing, electrical, lighting, heating, ventilating and air conditioning systems) which have been specifically designed and installed for the exclusive use of the Premises; provided, however, that Tenant shall not be responsible for material defects in the construction by Landlord of any of the fixtures or structures on the Premises.  With regard to the Patio Area, Tenant shall, at Tenant’s sole cost and expense, (i) not permit the accumulation of any blowing papers or other debris within that area or elsewhere in the Project, (ii) steam clean the pavement in the Patio Area as and when reasonably required by Landlord, and (iii) take such other measures as may be required by Landlord to keep the Patio Area in a clean and orderly condition.  Tenant shall, at its sole cost and expense, repair or reimburse Landlord for any damage to the Premises, the Buildings or the Project caused by any person who has entered the Premises, the Buildings or the Project as a result of the express or implied invitation or permission of Tenant.

Landlord's Right to Make Repairs

In the event that Tenant fails to maintain the Premises in a first-class order, condition and repair as required by this Lease or fails to comply with Applicable Laws, Covenants and Requirements, then, upon five (5) business days’ prior notice (except in the case of an emergency, in which case no prior notification shall be required), Landlord shall have the right, but not the obligation, to enter the Premises and to do such acts and expend such funds at the expense of Tenant as are required to place the Premises in good and sanitary order, condition and repair and to comply with Applicable Laws, Covenants and Requirements.  Any amount so expended by Landlord shall be paid by Tenant within ten (10) days after demand.  Landlord shall have no liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures, equipment, furniture or other property or for any inconvenience or interference with the use of the Premises by Tenant resulting from Landlord's performance of such maintenance or repair work.

Condition of Premises Upon Surrender

Tenant shall, upon the expiration or earlier termination of the Term, surrender the Premises to Landlord in the same condition and configuration as on the date Tenant took possession, broom clean, reasonable wear and tear excepted.  All appurtenances, fixtures, improvements, additions and other property attached to or installed in the Premises as part of the initial Tenant Improvements or pursuant to Article 15 (ALTERATIONS, ADDITIONS AND TRADE FIXTURES), whether by Landlord or by or on behalf of Tenant, and whether at Landlord's expense or Tenant's expense, shall be and remain the property of Landlord, at Landlord's option.  Without limiting the generality of the foregoing, Tenant shall not remove any floor covering, shelving, cabinet units (whether for storage, for library purposes or for any other purpose), or other improvements affixed to the Premises unless requested to do so by Landlord.  Any furnishings and personal property installed on the Premises that are removable without material damage to the Building or the Premises, if the property of Tenant or leased by Tenant, shall be and remain the property of Tenant and, at the expiration of the Term, shall be removed by Tenant at Tenant's sole cost and expense.  Tenant shall promptly repair any damage to the Premises or the Building resulting from removal of such property.  If Tenant fails to remove from the Premises all of its personal property prior to the expiration or earlier termination of this Lease, Landlord may, at its sole option, (i) treat Tenant as a holdover in which event the provisions of Article 21 (HOLDING OVER) shall apply or (ii) handle the items as provided in paragraph 19.B of this Lease.  Any damage to the Premises, including any structural damage, resulting from Tenant's use or from the removal of Tenant's fixtures, furnishings and equipment shall be repaired by Tenant at Tenant's expense.  Tenant shall also remove prior to the expiration or earlier termination of the Term, at Tenant's sole cost and expense, all telephone, computer and other electronic wiring and cabling installed for the benefit of Tenant within the Premises and within the common ducts and shafts of the Building.  Tenant shall use all necessary care in removing such wires and cables in order to avoid any damage to other tenant's wiring and cabling or any disruption of service to such other tenants and Tenant agrees to be solely liable for any such damage or disruption of service caused by its removal.  If Tenant defaults with respect to any provision of this paragraph 8.D., Landlord may, at Landlord's election, use the Security Deposit to cure the default or Tenant shall pay the cost to cure such default within ten (10) days after delivery of a bill therefore.

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INSURANCE

Tenant

Tenant shall, during the Term hereof, keep in full force and effect the following insurance: comprehensive general liability insurance with a limit of not less than Three Million Dollars ($3,000,000.00) combined single limit per occurrence for the benefit of Tenant and Landlord as named additional insured against claims for personal injury liability including, without limitation, bodily injury, death or property damage liability and covering (i) the business(es) operated by Tenant and by any assignee or sublessee of Tenant on the Premises, (ii) operations of independent contractors engaged by Tenant for construction on or about the Premises, and (iii) contractual liability; such insurance may be furnished under a "primary" policy or an "umbrella" policy, provided that it is primary insurance and not excess over or contributory with any insurance in force for Landlord; a policy of fire, extended coverage, and vandalism and malicious mischief insurance, insuring the personal property, furniture, furnishings and fixtures belonging to Tenant located on the Premises for not less than one hundred percent (100%) of the actual replacement value thereof; worker's compensation insurance, with coverage as required by the State of California; an "all risk" or "special causes of action" policy of business interruption and/or loss of income insurance covering a period of one (1) year plus such additional period of time, if any, as will permit Tenant to be in a position to have the same revenues as were in effect the day before a loss giving rise to a claim under such insurance occurs, with loss payable to Landlord to the extent of Monthly Rental and additional rental only; and  such other insurance as Landlord or Landlord's lender deems reasonably necessary to carry in connection with the ownership and operation of a first-class building.

Each insurance policy obtained by Tenant pursuant to this Lease shall contain a clause that the insurer will provide Landlord with at least thirty (30) days' prior written notice of any material change, non-renewal or cancellation of the policy and shall be in a form satisfactory to Landlord and shall be taken out with an insurance company authorized to do business in the State of California and rated not less than Financial Class XIII and Policy Holder Rating "A" in the current issue of Best's Insurance Code.  Except for worker's compensation insurance, each insurance certificate shall indicate that the insurer waives its rights of subrogation against Landlord.  In addition, any insurance policy obtained by Tenant shall be written as primary policies, non-contributing with or in excess of any coverage which Landlord may carry, with loss payable clauses satisfactory to Landlord and in favor of Landlord and naming Landlord and any management agent from time to time designated by Landlord and any lender of Landlord as additional insureds.  The liability limits of the above-described insurance policies shall in no way limit the liability of Tenant under the terms of Article 10 (INDEMNITY) below.  Not more frequently than every two (2) years, if, in the reasonable opinion of Landlord, the amount of liability insurance specified in this Article 9 is not adequate, in view of increased judgments and verdicts granted for injury to persons or damage to property, the above-described limits of coverage shall be adjusted by Landlord, by written notification to Tenant, in order to maintain insurance protection at least equal to the protection afforded on the date the Term commences.  If Tenant fails to maintain and secure the insurance coverage required under this Article 9, then Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to procure and maintain such insurance, the cost of which shall be due and payable to Landlord by Tenant on demand.  Any policy of insurance required pursuant to this Lease containing a deductible exceeding Ten Thousand Dollars ($10,000.00) per occurrence must be approved by Landlord in writing prior to the issuance of such policy.  Tenant shall be solely responsible for the payment of any deductible.

If, on account of the failure of Tenant to comply with the provisions of this Article 9, Landlord is deemed a co-insurer by its insurance carrier, then any loss or damage which Landlord shall sustain by reason thereof shall be borne by Tenant and shall be immediately paid by Tenant upon receipt of a bill therefore and evidence of such loss.

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Landlord

Landlord shall, during the Term hereof, keep in full force and effect the following insurance: a policy of "all risk" property insurance insuring the Buildings in an amount at least equal to the full replacement cost thereof including, at Landlord's option, collapse, earthquake and flood coverage; and such other insurance as Landlord or Landlord's lender deems reasonably necessary.

All insurance policies shall be issued in the names of Landlord and Landlord's lender.  The insurance policies shall provide that any proceeds shall be made payable to Landlord, or to the holders of mortgages or deeds of trust encumbering Landlord's interest in the Premises and Building(s).  All insurance premiums for Landlord's insurance shall be included in Common Operating Costs, as described in Article 4 (REIMBURSEMENT OF COMMON OPERATING COSTS, TENANTS' UTILITIES COSTS AND TENANT'S METERED ELECTRICAL COSTS) above.

Waiver of Subrogation

Landlord and Tenant each hereby waives any and all rights of recovery against the other (and against the officers, employees and agents of the other party) for loss of or damage to such waiving party or its property or the property of others under its control, to the extent such loss or damage is covered by standard fire and extended coverage insurance policies or endorsements; provided, however, that this waiver does not apply to any rights that either party may have with respect to the insurance proceeds at the time of such loss or damage.  Landlord and Tenant shall, in obtaining the policies of standard fire and extended coverage insurance which they are required to maintain under this Lease, give notice to their respective insurance carriers that the foregoing mutual waiver of subrogation is contained in this Lease; and Landlord and Tenant shall each obtain from their insurance carriers a consent to such waiver.

INDEMNITY

Subject to paragraph 9.C, above and except to the extent caused by the willful or intentional misconduct of Landlord, Tenant agrees to indemnify, defend and hold Landlord and its members, partners, shareholders, officers, directors, employees, agents, affiliates management and other contractors and their respective members, partners, shareholders, officers, directors, employees, agents, affiliates, management and other contractors (collectively, "Landlord's Affiliates") entirely harmless from and against all liabilities, losses, demands, actions, expenses or claims, including attorneys' fees, fees of experts and accountants and court costs (collectively “Claims”), for injury to or death of any person or for damages to any property arising out of or in any manner connected with (i) the use, occupancy or enjoyment of the Common Areas or Premises by Tenant and/or any sublessee and their agents, employees, invitees, licensees or contractors (the "Tenant's Agents") or any work, activity or other things allowed or suffered by Tenant or Tenant's Agents to be done in or about the Common Areas or Premises, (ii) any breach or default in the performance of any obligation of Tenant under this Lease and (iii) any act or failure to act, whether negligent or otherwise tortious, by Tenant or Tenant's Agents on or about the Premises, Buildings or Project.  If Tenant is required to defend Landlord, then Landlord shall be entitled to select its own defense counsel, and Tenant shall pay on behalf of, or to, Landlord all defense expenses incurred by Landlord.  Landlord shall permit Tenant to settle any Claims, the defense of which it assumes, provided Tenant acts in good faith and provided further that Tenant shall not settle any action or claim in any manner which would impose any penalty or limitation on Landlord without Landlord’s prior written consent.  Neither Landlord nor Tenant will unreasonably withhold their consent to any proposed settlement.  Tenant agrees that Landlord and Landlord's Affiliates shall not be liable for injury to Tenant's business or loss of income therefrom.  Tenant further agrees that Landlord and Landlord's Affiliates shall not be liable in any event for injury to the person or property of Tenant, Tenant's employees, invitees, agents or contractors or to Tenant's property, whether such damage or injury is caused by or results from criminal acts, fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, heating, ventilation, air conditioning or lighting fixtures, or from any other cause, whether damage or injury results from conditions arising upon the Premises or upon other portions of the Buildings or the Project, or from other sources or places appurtenant to the Premises and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant, and Landlord shall not be liable for any damages arising from any act or neglect of any other tenant, if any, of the Buildings or the Project.  All property of Tenant kept or stored on the Premises or in the Building shall be so kept or stored at the risk of Tenant only, and Tenant shall hold Landlord harmless from any claims arising out of damage to the same, including subrogation claims by Tenant's insurance carriers.  The indemnifications contained herein shall survive the expiration or early termination of this Lease.

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SECURITY DEPOSIT

Upon execution of this Lease, Tenant shall deposit with Landlord the Security Deposit in the amount specified in Item 11 of the Basic Lease Provisions for the performance by Tenant of all terms, covenants and conditions of this Lease, it being expressly understood and agreed that such deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default.  If Tenant defaults with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of rent or the obligation to repair and maintain the Premises or to perform any other term, covenant or condition contained herein, Landlord may (but shall not be required to), without prejudice to any other remedy provided herein or provided by law and without notice to Tenant, use the Security Deposit, or any portion of it, to cure the default or to compensate Landlord for all damages sustained by Landlord resulting from Tenant's default.  Tenant shall immediately on demand pay to Landlord a sum equivalent to the portion of the Security Deposit expended or applied by Landlord as provided in this paragraph so as to maintain the Security Deposit in the sum initially deposited with Landlord.  Although the Security Deposit shall be deemed the property of Landlord, if Tenant is not in default at the expiration or termination of this Lease, Landlord shall return the Security Deposit to Tenant.  Landlord shall not be required to keep the Security Deposit separate from its general funds and Tenant shall not be entitled to interest on any such deposit.  Upon any sale or transfer of its interest in the Building, Landlord shall transfer the Security Deposit to its successor-in-interest, and thereupon, Landlord shall be released from any liability or obligation with respect thereto.

USE OF PREMISES

Permitted Uses

Tenant shall use the Premises for the Permitted Use only, and for no other use without the prior written consent of Landlord, which may be withheld by Landlord in its sole and absolute discretion.  In addition to complying with the Permitted Use and other provisions of this Lease concerning the use of the Premises:  (a) Tenant shall not permit the occupancy of the Premises at any time during the Term to exceed one person (including visitors) per two hundred fifty (250) usable square feet of space in the Premises.  Tenant shall comply with any direction of any governmental authority having jurisdiction which shall, by reason of the nature of Tenant's use or occupancy of the Premises, impose any duty upon Tenant or Landlord respecting the Premises or the use or occupation thereof.  Tenant shall not do or permit anything to be done in or about the Premises which may diminish the market value of the Premises, the Buildings or Project, will in any way obstruct or interfere with the rights of other tenants or occupants of the Buildings or injure or annoy them or use or allow the Premises to be used for any immoral or unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises.  Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

Compliance With Laws, Covenants and Requirements

Tenant, its agents, servants, employees, invitees and licensees, shall comply with, and shall not use the Premises in any way (or permit or suffer anything to be done in or about the Premises) which will conflict with (a) any law, statute, ordinance or governmental rule or regulation affecting the Project or Buildings, now in force or which may be hereafter promulgated, including, but not limited to, the provisions of any city or county zoning codes regulating the use of the Project or Buildings or any transportation management program established by any governmental or quasi-governmental entity that is either voluntarily or involuntarily made applicable to the Project or Buildings; (b) any covenant, condition or restriction (whether or not of public record) affecting the Buildings or Project, now in force or which may hereafter be enacted or promulgated, of which Tenant has been given written notice; (c) any comprehensive transportation management program established by Landlord, now in force or which may hereafter be established, to reduce work commute trips and gain maximum efficiency from existing and future transportation facilities servicing the Project, including, without limitation, participating in an annual employee commute survey, allowing a transportation coordinator to have access to Tenant's employees to implement a transportation management program, adjustments in parking fees or preferential parking for carpools and vanpools, regulations and restrictions on the timing of ingress and egress to the parking areas, alternative work schedules, van or carpooling between Tenant's employees and the employees of other tenants in the Project or area, ride sharing, shuttle services, public transit, and other measures related to the reduction or mitigation of the effects of traffic and the promotion of efficient transportation services in and around the Project; (d) the American With Disabilities Act, including, without limitation, the architectural barrier removal requirements of said Act, or (e) all requirements, now in force or which may hereafter be in force, of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises; or (f) any licensing requirements of any city, county, or other governmental or quasi-governmental entity regulating Tenant's Permitted Use of the Premises (hereinafter collectively referred to as "Applicable Laws, Covenants and Requirements").  Tenant shall promptly notify Landlord of and shall promptly provide Landlord with true, correct and legible copies of all orders, reports, notices and correspondence (even those which may be considered confidential) of or concerning the investigation, compliance, and corrective actions and all complaints, pleadings, and other legal documents filed against Tenant relating to Tenant's failure to comply with Applicable Laws, Covenants and Requirements.  Tenant shall, at its sole cost and expense, promptly comply with all Applicable Laws, Covenants and Requirements.  The judgment of any court of competent jurisdiction or the admission by Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any Applicable Laws, Covenants and Requirements, shall be conclusive of the fact as between Landlord and Tenant.

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Landlord's Rules and Regulations

Tenant shall, and Tenant agrees to cause its agents, servants, employees, invitees, and licensees to observe and comply fully and faithfully with the rules and regulations (the "Rules") attached hereto as Exhibit "E" or such rules and regulations which may hereafter be adopted by Landlord for the care, protection, cleanliness, and operation of the Premises, the Buildings and the Common Areas, and any modifications or additions to the Rules adopted by Landlord; provided that Landlord shall give written notice thereof to Tenant.  Landlord shall not be responsible to Tenant for failure of any other tenant or occupant of the Buildings to observe or comply with any of the Rules.

Hazardous Material

Tenant hereby agrees that neither Tenant, nor Tenant's subtenants, agents, employees, contractors, invitees or licensees will engage in any activity in, on or about the Premises, the Buildings or the Common Areas, nor permit others to engage in any such activity, which will result in the Premises, the Buildings or the Common Areas containing any of the following:  (a) any oil or "Hazardous Material" as such term is defined below; (b) asbestos in any form which is or could become friable; (c) urea formaldehyde foam insulation; (d) transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs) in excess of fifty (50) parts per million; or (e) any other chemical, material, or substance, to which exposure is prohibited, limited or regulated by any governmental authority or agency or which may or could pose a hazard to the health and safety of the occupants of the Buildings or the owners of property adjacent to the Buildings.  If at any time it is determined that Tenant, or Tenant's officers, directors, partners or employees, have been responsible for the Premises, the Buildings or the Common Areas containing any of the equipment or substances described in subparagraphs (1)(a) through (1)(e) of this paragraph 12.D, then Tenant shall be solely responsible for and shall pay for all costs incurred in connection with the removal of said equipment and/or substances.  Notwithstanding the foregoing, Tenant shall have the right to use typical cleaning products and office supplies which are customarily used by office building tenants so long as such use is in compliance with all applicable Hazardous Materials laws.  The obligations on the part of Tenant set forth in this paragraph 12.D shall survive the expiration of the Term of this Lease or the exercise by Landlord of any of Landlord's remedies under this Lease.

Tenant shall promptly comply with the requirements of Section 25359.7(b) of the California Health and Safety Code and/or any successor or similar statute to provide Landlord with written notice that any Hazardous Material has come or will come to be located on or beneath the Premises, the Buildings or the Project if Tenant discovers or has reasonable cause to believe of the presence of such materials.  Should Tenant fail to so notify Landlord, Landlord shall have all rights and remedies provided for such a failure by such Section 25359.7(b) in addition to all other rights and remedies which Landlord may have under this Lease or otherwise.  Tenant shall not take any remedial action related to Hazardous Materials located in or about the Premises, the Buildings or the Project and shall not enter into a settlement, consent decree or compromise in response to any claim related to Hazardous Materials without first notifying Landlord in writing of Tenant's proposed action and affording Landlord a reasonable opportunity to appear, intervene or otherwise participate in any discussion or proceeding for the purposes of protecting Landlord's interest in the Premises, the Buildings and the Project.  Tenant shall immediately notify Landlord in writing of:  (i) any enforcement, clean-up, removal or other governmental action instituted, completed or threatened with regard to Hazardous Materials involving the Premises, the Buildings or the Project; (ii) any claim made or threatened by any person against Tenant, Landlord, the Premises, the Buildings or the Project related to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (iii) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials at or removed from the Premises, the Buildings or the Project, including any complaints, notices, warnings or assertions of any violation in connection therewith.

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For the purpose of this Lease, "Hazardous Material" shall include, but not be limited to, substances defined, or as may be defined, as "hazardous substances," "hazardous materials," or "toxic substances" in:  the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. ("CERCLA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq. ("RCRA"), the Federal Water Pollution Control Act (33 U.S.C. §§ 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. §§ 300f et seq.), the Toxic Substances Control Act (15 U.S.C. §§ 2601 et seq.), the Clean Air Act (42 U.S.C. §§ 7401 et seq.), California Health & Safety Code §§ 25100 et seq. and §§ 39000 et seq., the California Safe Drinking Water & Toxic Enforcement Act of 1986 (California Health & Safety Code §§ 25249.5 et seq.), the Porter-Cologne Water Quality Control Act (California Water Code §§ 13000 et seq.), any and all amendments and recodifications of the foregoing laws and any rules or regulations adopted and publications promulgated pursuant to said laws, (ii) any other substance which results in liability to any person or entity from exposure to such substance under any statutory or common law theory, and (iii) any matter or substance which is in excess of relevant and appropriate  levels set forth in any applicable federal, state, or local laws or regulations pertaining to the regulation of any hazardous or toxic substance, material or waste, or for which any applicable federal, state or local agency orders or otherwise requires the removal, treatment or remediation.

In addition to any other indemnity contained in this Lease, Tenant shall defend, indemnify and hold Landlord and Landlord's Affiliates harmless from and against any and all losses, liabilities, general, special, consequential and/or incidental damages, injuries costs, expenses, claims of any and every kind whatsoever (including, without limitation, court costs, attorneys' fees, damages to any person, the Premises, the Buildings, the Project or loss of rents) which at any time or from time to time may be paid, incurred or suffered by or asserted against Landlord with respect to, or as a direct or indirect result of:  (a) the breach by Tenant of any of the covenants set forth in this Article 12, and/or (b) to the extent caused or allowed by Tenant, or any agent, employee, contractor, invitee or licensee of Tenant, the presence on, under or the escape, seepage, leakage, spillage, discharge, emission, release from, onto or into the Premises, the Buildings, the Project, any land, the atmosphere, or any watercourse, body of water or ground water of any Hazardous Material.  Tenant's liability under this Article shall extend to any and all toxic and hazardous substances or materials whether or not such substance was defined, recognized, or known or suspected of being hazardous, toxic, dangerous or wasteful at the time of any act or omission giving rise to Tenant's liability.  Tenant's indemnification obligations under this paragraph 12(D)(4) shall survive the expiration or earlier termination of this Lease.

Compliance With Americans With Disabilities Act and Other Disability, Health and Safety Requirements

Landlord shall use commercially reasonable efforts to comply with all requirements of the ADA, Title 24 and any other Applicable Laws, Covenants and Requirements relating to disabled access and facilities, upgraded fire safety equipment and seismic protection, and other disability and health and safety regulations (collectively, "Disability and Safety Laws") with respect to the Common Areas and the parking structure unless Tenant is leasing a full floor of the Building in which event Tenant shall be responsible for all Disability and Safety Laws with respect to the Common Areas on such floor.  Notwithstanding the foregoing, to the extent Landlord is required to make any alterations to the Building or Common Areas (including the parking structure) to comply with Disability and Safety Laws which have been triggered by Tenant’s use of the Premises or any proposed Alterations or other improvements at the Premises made by or on behalf of Tenant, Tenant shall be solely responsible for the cost of such alterations.  Tenant shall use commercially reasonable efforts to comply with all requirements of the Disability and Safety Laws with respect to the Premises, including, without limitation, any tenant improvement work performed by Tenant, and Tenant's use and occupancy of the Premises.  Landlord and Tenant hereby agree to indemnify, defend and hold each other harmless from and against all liabilities, losses, demands, actions, expenses or claims, including attorneys' fees and court costs, arising out of or in any manner connected with such party's failure to comply with Disability and Safety Laws, including the costs of making any alterations, renovations or accommodations required by Disability and Safety Laws or any governmental enforcement agency, to the extent compliance is such party's responsibility pursuant to this paragraph 12.E.  Common Operating Costs shall include any cost incurred by Landlord to comply with Disability and Safety Laws enacted after the Lease Commencement Date or to comply with regulations which implement and/or interpret Disability and Safety Laws in effect as of the date of this Lease.

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PARKING

Landlord agrees to maintain or cause to be maintained an automobile parking area and to maintain and operate, or cause to be maintained and operated, said automobile parking area during the Term of this Lease for the benefit and use of the customers, service suppliers, other invitees and employees of Tenant.  Whenever the words "automobile parking area" or "parking area" are used in this Lease, it is intended that the same shall include, whether in a surface parking area or a parking structure, the automobile parking stalls, driveways, loading docks, truck areas, service drives, entrances and exits and sidewalks, landscaped areas, pedestrian passageways in conjunction therewith and other areas designed for parking.  Landlord shall keep said automobile parking area in a neat, clean and orderly condition, lighted and landscaped, and shall repair any damage to the facilities thereof, the cost of which shall be included in Common Operating Costs as defined in Article 4 (REIMBURSEMENT OF COMMON OPERATING COSTS, TENANTS' UTILITIES COSTS AND TENANT'S METERED ELECTRICAL COSTS) above.  Nothing contained herein shall be deemed to impose liability upon Landlord for personal injury or theft, for damage to any motor vehicle, or for loss of property from within any motor vehicle, which is suffered by Tenant or any of its employees, customers, service suppliers or other invitees in connection with their use of said automobile parking area.  Subject to the terms and conditions of Item 13 of the Basic Lease Provisions, Landlord shall have the right, in its sole, subjective discretion exercisable at any time, to impose fees and charges for parking in the automobile parking area.  Landlord shall also have the right to establish such reasonable rules and regulations as may be deemed desirable, at Landlord's sole discretion, for the proper and efficient operation and maintenance of said automobile parking area.  Such rules and regulations may include, without limitation, (i) restrictions in the hours during which the automobile parking area shall be open for use, and (ii) the establishment of reserved or unreserved parking and visitor parking in Landlord's sole, subjective  discretion.

Landlord shall at all times during the Term hereof have the sole and exclusive control of the automobile parking area, and may at any time during the Term hereof exclude and restrain any person from use or occupancy thereof; excepting, however, Tenant and employees, customers, service suppliers and other invitees of Tenant and of other tenants in the Buildings, provided such person uses said area in accordance with any rules and regulations established by Landlord from time to time with respect thereto.  The rights of Tenant and its employees, customers, service suppliers and invitees referred to in this Article 13 shall at all times be subject to (i) the rights of Landlord and other tenants in the Buildings to use the same in common with Tenant and its employees, customers, service suppliers and invitees, (ii) the availability of parking spaces in said automobile parking area, and (iii) Landlord's right to change the location of any assigned reserved parking spaces in such instances as shall be determined in Landlord's sole discretion.  Tenant shall be entitled to use the number of Parking Spaces set forth in Item 13 of the Basic Lease Provisions, subject to the terms and conditions contained therein and this paragraph 13.

SIGNS

Building-Top Signage

Subject to approval by all governmental entities with jurisdiction over the Project and any signage to be installed thereon, Tenant shall have the right to install one (1) Building-top sign on the exterior of the Building (the “Signage”) at a location designated by Landlord and reasonably approved by Tenant.  The Signage and all appurtenant electrical and mechanical installation required in connection with the Signage shall (a) be installed at Tenant’s sole cost and expense, (b) comply with all applicable laws, (c) be of a size, design, construction, color and materials acceptable to Landlord in its reasonable discretion, (d) be illuminated (if any illumination is approved or required by Landlord in its reasonable discretion) in a manner acceptable to Landlord in its reasonable discretion, and (e) contain only Tenant’s standard corporate text and logos, all of which shall be reasonably approved by Landlord.  Tenant shall obtain all governmental permits and approvals required in connection with the Signage at Tenant’s sole cost and expense.  Before beginning installation of the Signage, Tenant shall obtain Landlord’s written approval in Landlord’s reasonable discretion of Tenant’s signage contractor and installer and of all plans and specifications for the Signage.  Subject to Tenant’s rights to the Signage, Tenant agrees that notwithstanding that Tenant is paying all costs and expenses relating to installation of the Signage, Landlord, in Landlord’s sole, subjective discretion, may allow other tenants of the Building to install signage on the Building so long as such signage does not interfere with the visibility of the signage.  On or before the expiration or earlier termination of the Term, Tenant shall, at Tenant’s sole cost, remove the Signage and repair all damage to the Building caused by the installation and removal of the Signage.  In no event shall Tenant assign or otherwise transfer any of its rights with respect to the Signage under this Section 17(b).  Notwithstanding the foregoing, if Tenant subleases all or a portion of the Premises so that less than ten thousand (10,000) rentable square feet of space is being occupied by Tenant, Landlord shall have the right, in Landlord’s sole, subjective discretion, to terminate Tenant’s right to the Signage, in which case, Tenant shall, at Tenant’s sole cost and expense and within ten (10) days after receipt of notice from Landlord, remove the Signage and repair all damage caused by such removal.

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Other Signage.

Other than the Signage, Tenant shall not have the right to place, construct, or maintain on or about the Premises, the Buildings, any interior portions of the Buildings, or anywhere in the Common Area, or in any interior portions of the Premises that may be visible from the exterior of the Building, signs, names, insignia, advertising placard, trademarks, descriptive material or any other similar item without Landlord's prior written consent, which consent may be withheld in Landlord's sole discretion.  In the event Landlord consents to Tenant placing a sign on or about the Premises, or the Building, any such sign shall be subject to Landlord's approval of the color, size, style and location of such sign, and shall conform to any current or future sign criteria established by Landlord for the Buildings or Project and any applicable municipal or governmental approvals.  If Landlord enacts a sign criteria or revises an existing sign criteria, after Tenant has erected a sign to which Landlord has granted its consent, Tenant agrees, at Landlord's expense, subject to Landlord's prior approval of the cost thereof, to make the necessary changes to its sign in order to conform the sign to Landlord's sign criteria, as enacted or revised, provided that such changes shall be limited to the color, size, style and location of Tenant's sign and that Tenant shall not be required to change the content of its sign.  Landlord shall, at Landlord’s expense, identify Tenant's name in the lobby directory board and place Tenant's name at the entrance to the Premises, and the design and location of such signage shall be determined in Landlord's sole, subjective discretion.  With respect to the identification of Tenant on the lobby directory board, Tenant shall be entitled to no more than two (2) lines on such lobby directory board.

ALTERATIONS, ADDITIONS AND TRADE FIXTURES

Tenant shall not make any alterations, additions or improvements to the Premises, or any part thereof, whether structural or nonstructural (hereinafter "Alterations"), without Landlord's prior written consent.  In order to obtain Landlord's consent, Tenant shall submit such information as Landlord may require, including, without limitation, (i) plans and specifications, (ii) permits, licenses and bonds and (iii) evidence of insurance coverage in such types and amounts and from such insurers as Landlord deems satisfactory.  Tenant shall pay to Landlord all costs incurred by Landlord for any architectural, engineering, or legal services in connection with making a determination concerning consent for any Alteration requested by Tenant or in connection with making any correction to any work or improvement performed by or at the request of Tenant.  Landlord may impose any conditions and requirements to any consent as Landlord shall in its discretion deem to be necessary or advisable, including, without limitation, the hours when work may be performed and the implementation of safety measures while the construction is being performed.  All Alterations shall be done in a good and workmanlike manner by qualified and licensed contractors or mechanics, as approved by Landlord.  Tenant and Tenant's contractors shall keep Common Areas free from debris during the construction of any Alterations.  In no event shall any alterations affect the structure of the Building, its operating systems (including mechanical, plumbing and electrical) or its exterior appearance.  Immediately after the completion of any Alteration, Tenant shall have prepared and delivered to Landlord a copy of the "as built" plans and specifications for the Alteration in a form acceptable to Landlord (including one set of signed bluelines, one set of originals or sepias and one AutoCaD diskette).  Tenant shall indemnify, defend against and keep Landlord free and harmless from all liability, loss, damage, cost, attorneys' fees and any other expense incurred on account of claims by any person performing work or furnishing materials or supplies for Tenant or any person claiming under Tenant.  Landlord may require Tenant to provide Landlord, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to one and one-half (1-1/2) times the estimated cost of such improvements, to insure Landlord against any liability for mechanics' liens and to insure completion of the work.  Landlord shall have the right at all times to post on the Premises any notices permitted or required by law, or that Landlord shall deem proper, for the protection of Landlord, the Premises, the Buildings, and any other party having an interest therein, from mechanics' and materialmen's liens, and Tenant shall give to Landlord at least thirty (30) business days' notice of commencement of any construction on the Premises.  Landlord may charge Tenant an administrative fee equal to ten percent (10%) of the cost of any tenant improvement work performed by Tenant in order to cover the cost of Landlord's services in monitoring or supervising such work.  All Alterations upon the Premises made by either party, including, without limitation, all wall coverings, floor coverings, built-in cabinet work, paneling and the like, shall, unless Landlord elects otherwise, become the property of Landlord, and shall remain upon, and be surrendered with the Premises upon the expiration or earlier termination of this Lease; provided, however, that Landlord may, by written notice to Tenant, require Tenant to promptly remove all improvements, alterations and additions made by Tenant, and Tenant shall promptly repair all damage resulting from such removal or, at Landlord's option, upon Tenant's failure to do so promptly, shall pay to Landlord all costs arising from such removal.  Upon the expiration or earlier termination of this Lease, Tenant shall have prepared and delivered to Landlord an "as built" survey of the Premises of all Alterations made by Tenant to the Premises during the Term, including, without limitation, "as built" surveys of the telecommunications and data cabling equipment.  If Tenant fails to provide such "as built" survey, Landlord may have the survey prepared and, at Landlord's election, use the Security Deposit to pay the cost of the survey or Tenant shall pay the cost of the survey within ten (10) days after delivery of a bill therefore.

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Landlord reserves the right at any time and from time to time without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefore or otherwise affecting Tenant's obligations under this Lease, to make such changes, alterations, additions, improvements, repairs or replacements in or to the Buildings (including the Premises required to do so by any Applicable Laws, Covenants and Requirements) and the fixtures and equipment thereof, as well as in or to the street entrances, walls, passages, and stairways thereof, or to change the name by which the Buildings are commonly known, as Landlord may deem necessary or desirable.  Nothing contained herein shall be deemed to relieve Tenant of any duty, obligation or liability of Tenant with respect to making any repair, replacement or improvement or complying with any Applicable Laws, Covenants and Requirements in connection with the Premises, and nothing contained herein shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever for the care, supervision or repair of the Buildings or any part thereof other than as otherwise especially provided in this Lease.

MECHANICS' LIENS

Tenant shall keep the Premises free from any liens arising out of any work performed, material furnished or obligation incurred by or for Tenant or any person or entity claiming through or under Tenant.  In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause such lien to be released by such means as Landlord deems proper, including payment of the claim giving rise to such lien.  All such sums paid and all expenses incurred by Landlord in connection therewith shall be due and payable to Landlord by Tenant within ten (10) days after demand therefore.

DESTRUCTION

Insured Damages

In the event the Premises, the Building of which the Premises are a part, or any portion thereof, is damaged or destroyed by any casualty that is covered by the insurance maintained by Landlord pursuant to Article 9 (INSURANCE) above, then Landlord shall rebuild and restore the Premises or Building, as the case may be, and repair the damaged portion thereof, provided that (1) the amount of insurance proceeds available to Landlord (plus any deductible to be paid by Landlord) equals or exceeds the cost of such rebuilding, restoration and repair, (2) such rebuilding, restoration and repair can be completed within one hundred eighty (180) days after the work commences in the opinion of a registered architect or engineer appointed by Landlord, (3) the damage or destruction has occurred more than twelve (12) months before the expiration of the Term and (4) such rebuilding, restoration, or repair is then permitted, under applicable governmental laws, rules and regulations, to be done in such a manner as to return the Premises, or Building, as the case may be, to substantially its condition immediately prior to the damage or destruction, including, without limitation, the same net rentable floor area.  If any of the circumstances described in (1) through (4) above cannot be satisfied, Landlord may, at its option, either (a) rebuild or restore the Premises or Building, as the case may be, and repair the damaged portion thereof, or (b) elect not to rebuild or restore and this Lease shall then terminate.  To the extent that insurance proceeds must be paid to a mortgagee or beneficiary under, or must be applied to reduce any indebtedness secured by, a mortgage or deed of trust encumbering the Premises, or the Building, such proceeds, for the purposes of this Article 17, shall be deemed not available to Landlord unless such mortgagee or beneficiary permits Landlord to use such proceeds for the rebuilding, restoration, and repair of the Premises or Building.  Notwithstanding the foregoing, Landlord shall have no obligation to repair any damage to, or to replace any of, Tenant's personal property, furnishings, fixtures, equipment or other such property or effects of Tenant.

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Uninsured Damage

In the event the Premises, or the Building in which the Premises are a part, or any portion thereof, is damaged or destroyed by any casualty not covered by the insurance maintained by Landlord pursuant to Article 9 (INSURANCE), then Landlord may, at its option, either (1) rebuild or restore the Premises or Building and repair the damaged portions thereof at Landlord's own expense or (2) terminate this Lease effective as of the date the damage or destruction occurred.  If Landlord does not give Tenant written notice within sixty (60) days after the damage or destruction occurs of its election to rebuild or restore the Premises or Building, as the case may be, and repair the damaged portions thereof, Landlord shall be deemed to have elected to terminate this Lease.  Notwithstanding the foregoing, Tenant may terminate this Lease upon thirty (30) days' prior written notice if Landlord elects to perform such repair or restoration and either (i) Landlord determines that such repair or restoration cannot be completed within one hundred and eighty (180) days or (ii) the damage or destruction occurs within the last twelve (12) months of the Term, unless Tenant's actions or omissions are the cause of the damage for which Tenant shall reimburse Landlord pursuant to Article 8 (MAINTENANCE AND REPAIRS) above.

Abatement of Rent

Tenant shall be entitled to an abatement of rent by reason of damage to or destruction of the Premises or the Building, or any portion thereof, to the extent that either (i) Landlord receives insurance proceeds for loss of rental income attributable to the Premises or (ii) the floor area of the Premises cannot be reasonably used by Tenant for the conduct of its business, in which event the Monthly Rental shall abate in the case of (i) to the extent of Landlord's recovery for lost rental from the Premises; and in the case of (ii) in the proportion which the approximate area of the damaged or destroyed portion of the Premises bears to the total area of the Premises commencing upon the date of the damage to or destruction of the Premises or Building has occurred until substantial completion of the repair of such damage or destruction, and except that, if Landlord or Tenant elects to terminate this Lease as provided in paragraph 17.B (Uninsured Damage) above, no obligation shall accrue under this Lease after such termination.  Notwithstanding the provisions of this Article 17, if any such damage is due to the fault or neglect of Tenant, any person claiming through or under Tenant, or any of their employees, suppliers, shippers, customers or invitees, then there shall be no abatement of rent by reason of such damage, unless and until Landlord is reimbursed for such abatement pursuant to any rental insurance policy that Landlord may, in its sole discretion, elect to carry.  Tenant's right to terminate this Lease in the event of any damage or destruction to the Premises or Building is governed by the terms of this Article 17 and therefore Tenant hereby expressly waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the California Civil Code and any and all laws, whether now or hereafter in force, and whether created by ordinance, statute, judicial decision, administrative rules or regulations, or otherwise, that would cause this Lease to be terminated, or give Tenant a right to terminate this Lease, upon any damage to or destruction of the Building that occurs.

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CONDEMNATION

Total or Partial Taking

If all or substantially all of the Premises is condemned or taken in any manner for public or quasi-public use, including, but not limited to, a conveyance or assignment in lieu of the condemnation or taking, or if so much of the Premises is so taken or condemned so as to render the remaining portion of the Premises unusable by Tenant for the conduct of Tenant's business, as determined by the condemning authority, this Lease shall automatically terminate as of the earlier of the date on which actual physical possession is taken by the condemnor or the date of dispossession of Tenant as a result of such condemnation or other taking.  If less than all or substantially all of the Premises is so condemned or taken, rendering the remaining portion of the Premises unusable by Tenant for the conduct of its business, as determined by the condemning authority, either Landlord or Tenant shall have the right to terminate this Lease by written notice given to the other.  If such portion of the Building is condemned or otherwise taken so as to require, in the opinion of Landlord, a substantial alteration or reconstruction of the remaining portions thereof, this Lease may be terminated by Landlord, as of the date on which actual physical possession is taken by the condemnor or dispossession of Tenant as a result of such condemnation or taking, by written notice to Tenant within sixty (60) days following notice to Landlord of the date on which such physical possession is taken or dispossession will occur.

Award

Subject to the last sentence of this paragraph, Landlord shall be entitled to the entire award in any condemnation proceeding or other proceeding for taking for public or quasi-public use, including, without limitation, any award made for the value of the leasehold estate created by this Lease.  No award for any partial or total taking shall be apportioned, and Tenant hereby assigns to Landlord any award that may be made in such condemnation or other taking, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof.  Although all damages in the event of any condemnation are to belong to Landlord whether such damages are awarded as compensation for diminution in value of the leasehold or to the fee of the Premises, Tenant shall have the right to claim and recover from the condemnor, but not from Landlord, such compensation as may be awarded or recoverable by Tenant in Tenant's own right on account of damages to Tenant's business by reason of the condemnation and for or on account of any cost or loss to which Tenant might be put in removing Tenant's merchandise, furniture and other personal property, fixtures, and equipment or for the interruption of or damage to Tenant's business.

Abatement in Rent

In the event of a partial condemnation or other taking that does not result in a termination of this Lease as to the entire Premises pursuant to this Article 18, the rent and all other charges shall abate in proportion to the portion of the Premises taken by such condemnation or other taking and the Security Deposit shall be proportionately reduced to reflect the abatement in rent.  If this Lease is terminated, in whole or in part, pursuant to any of the provisions of this Article 18, all rentals and other charges payable by Tenant to Landlord hereunder and attributable to the Premises taken shall be paid up to the date upon which actual physical possession shall be taken by the condemnor.  Landlord shall be entitled to retain all of the Security Deposit until such time as this Lease is terminated as to all of the Premises.

Temporary Taking

If all or any portion of the Premises is condemned or otherwise taken for public or quasi-public use for a limited period of time, this Lease shall remain in full force and effect and Tenant shall continue to perform all terms, conditions and covenants of this Lease; provided, however, the rent and all other charges payable by Tenant to Landlord hereunder shall abate during such limited period in proportion to the portion of the Premises that is rendered untenable and unusable as a result of such condemnation or other taking.  Landlord shall be entitled to receive the entire award made in connection with any such temporary condemnation or other taking.

Transfer of Landlord's Interest to Condemnor

Landlord may, without any obligation to Tenant, agree to sell and/or convey to the condemnor the Premises, the Building, or any portion thereof, sought by the condemnor, free from this Lease and the rights of Tenant hereunder, without first requiring that any action or proceeding be instituted or, if instituted, pursued to a judgment.

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DEFAULT

Tenant's Default

The occurrence of any one or more of the following shall constitute a default hereunder by Tenant:

Tenant abandons the Premises or vacates the Premises for a period of five (5) or more consecutive days; Tenant fails to pay any rent or other charges required to be paid by Tenant under this Lease and such failure continues for five (5) days after written notice from Landlord of such failure; provided, however, that any such notice shall be in lieu of and not in addition to any notice required under California Code of Civil Procedure section 1161 and provided further, that the obligation of Tenant to pay interest pursuant to Article 23 (LATE PAYMENTS; INTEREST AND LATE CHARGES) shall commence as of the due date of the rent or such other monetary obligation and not on the expiration of such five (5) day grace period; Tenant fails to promptly and fully perform any other covenant, condition or agreement contained in this Lease and such failure continues for thirty (30) days (or such shorter time provided herein) after written notice thereof from Landlord, provided, however, that if the term, condition, covenant or obligation to be performed by Tenant is of such nature that the same cannot reasonably be cured within thirty (30) days and if Tenant commences such performance within said thirty (30) day period and thereafter diligently undertakes to complete the same, then such failure shall not be a default hereunder if it is cured within sixty (60) days following Landlord's notice.  Such thirty (30) day notice shall be in lieu of and not in addition to any notice required under California Code of Civil Procedure section 1161; A trustee, disbursing agent or receiver is appointed to take possession of all or substantially all of Tenant's assets in, on or about the Premises or of Tenant's interest in this Lease and Tenant or any guarantor of Tenant's obligations under this Lease does not regain possession within sixty (60) days after such appointment; Tenant makes an assignment for the benefit of creditors; or all or substantially all of Tenant's assets in, on or about the Premises or Tenant's interest in this Lease are attached or levied upon under execution and Tenant does not discharge the same within sixty (60) days thereafter.

A petition in bankruptcy, insolvency or for reorganization or arrangement is filed by or against Tenant or any guarantor of Tenant's obligations under this Lease pursuant to any federal or state statute and, with respect to any such petition filed against it, Tenant or such guarantor fails to secure a stay or discharge thereof within sixty (60) days after the filing of the same.

Immediately, in the event of any assignment, subletting or other transfer for which the prior written consent of the Landlord has not been obtained.

Immediately, in the event of discovery of any false or misleading statement concerning financial information submitted by Tenant and/or any guarantor of Tenant's obligations to Landlord in connection with obtaining this Lease or any other consent or agreement by Landlord.

Immediately, in the event Tenant admits in writing its inability to pay its debts as they mature.

Immediately, upon the suspension of Tenant's right to conduct its business, caused by the order, judgment, decree, decision or other act of any court or governmental agency.

Tenant fails to execute, acknowledge and deliver to Landlord, within the ten (10) days after Landlord's request therefore, any documents required to effectuate an attornment, a subordination or to make this Lease or any option granted herein prior to the lien of any mortgage, deed of trust or ground lease, or any estoppel certificate, as the case may be.

Tenant fails to execute and deliver to Landlord, within the ten (10) day period specified in paragraph 25.A., an estoppel certificate in the form required by such paragraph.

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Remedies

Upon the occurrence of a default by Tenant that is not cured by Tenant within the applicable grace period specified above, Landlord shall have the following rights and remedies in addition to all other rights and remedies available to Landlord at law or in equity:

The rights and remedies provided by California Civil Code Section 1951.2 to recover from Tenant upon termination of this Lease: the worth at the time of the award of the unpaid rent which had been earned at the time of termination; the worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; subject to subdivision (c) of California Civil Code Section 1951.2, the worth at the time of the award of the amount by which the unpaid rent for the balance of the Term after the time of the award exceeds the amount of rental loss that Tenant proves could be reasonably avoided; and any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any attorneys' fees, broker's commissions or finder's fees (not only in connection with the reletting of the Premises, but also that portion of any leasing commission paid by Landlord in connection with this Lease which is applicable to that portion of the Lease Term which is unexpired as of the date on which this Lease is terminated), any costs for repairs, cleanup, refurbishing, removal (including the repair of any damage caused by such removal) and storage or disposal of Tenant's personal property, equipment, fixtures, and anything else that Tenant is required under this Lease to remove but does not remove, and any costs for alterations, additions and renovations and any other costs and expenses incurred by Landlord in regaining possession of and reletting or attempting to relet the Premises.

The "worth at the time of award" of the amounts referred to in clauses (a) and (b) of this paragraph B of this Article 19 shall be computed by allowing interest at the prime rate.  The "worth at the time of award" of the amount referred to in clause (c) of this paragraph B of this Article 19 shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).  Landlord and Tenant hereby agree that Landlord's obligation to mitigate damages after a default by Tenant under this Lease that results in Landlord regaining possession of all or part of the Premises shall be satisfied in full if Landlord undertakes to lease the Premises to another tenant (a "Substitute Tenant") in accordance with the following criteria:

Landlord shall have no obligation to solicit or entertain negotiations with any other prospective tenants for the Premises until Landlord obtains full and complete possession of the Premises including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant.

Landlord shall not be obligated to offer the Premises to any prospective tenant when other premises in the Building suitable for that prospective tenant's use are currently available, or will be available within the next three (3) months.

Landlord shall not be obligated to lease the Premises to a Substitute Tenant for a rental less than the current fair market rental then prevailing for similar office space in comparable building in the same market area as the Building.

Landlord shall not be obligated to enter into a new lease under terms and conditions that are unacceptable to Landlord under Landlord's then current leasing policies for comparable space in the Building.

Landlord shall not be obligated to enter into a lease with any proposed Substitute Tenant that does not have, in Landlord's reasonable opinion, sufficient financial resources or operating experience to operate the Premises in a first-class manner.

Subject to the provisions of Article 7 (Assignment and Subletting), Landlord shall not be required to accept any Substitute Tenant offered by Tenant or to observe any instructions given by Tenant regarding such reletting.

Landlord shall not be required to expend any amount of money to alter, remodel, or otherwise make the Premises suitable for use by a Substitute Tenant unless:

Tenant pays any such sum to Landlord in advance of Landlord's execution of a lease with such Substitute Tenant (which payment shall not be in lieu of any damages or other sums to which Landlord may be entitled to as a result of Tenant's default under this Lease); or Landlord, on Landlord's sole discretion, determines that any such expenditure is financially justified in connection with entering into any lease with such Substitute Tenant.

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Landlord shall not be obligated to enter into a lease with any Substitute Tenant whose use would conflict with the Permitted Use under the Lease.

Upon compliance with the above criteria regarding the reletting of the Premises after a default by Tenant, Landlord shall be deemed to have fully satisfied Landlord's obligation to mitigate damages under this Lease; and Tenant waives, to the fullest extent legally permissible, any right to assert in any action by Landlord to enforce the terms of this Lease, any defense, counterclaim, or rights of setoff or recoupment respecting the mitigation of damages by Landlord, unless and to the extent Landlord maliciously or in bad faith fails to act in accordance with the requirements of this clause.

The rights and remedies provided by California Civil Code Section 1951.4, which allows Landlord to continue this Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover rent and any other additional monetary charges as they become due, for as long as Landlord does not terminate Tenant's right to possession; provided, however, if Landlord elects to exercise its remedies described in this subparagraph (2) and Landlord does not terminate this Lease, and if Tenant requests Landlord's consent to an assignment of this Lease or a sublease of the Premises at such time as Tenant is in default, Landlord shall not unreasonably withhold its consent to such assignment or sublease.  Acts of maintenance or preservation, efforts to relet the Premises or the appointment of a receiver upon Landlord's initiative to protect its interest under this Lease shall not constitute a termination of Tenant's right to possession.

The right to terminate this Lease by giving notice to Tenant in accordance with applicable law.

The right and power to enter the Premises and remove therefrom all persons and property, to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant.  Before retaking of any such property from storage, Tenant shall pay to Landlord, upon demand, all expenses incurred in such removal and all storage charges against such property.  Any such property of Tenant not so retaken from storage by Tenant within thirty (30) days after such property is removed from the Premises shall be deemed abandoned and may be either disposed of by Landlord pursuant to Section 1988 of the California Civil Code or retained by Landlord as its own property.  Landlord may from time to time sublet the Premises or any part thereof for such term or terms (which may extend beyond the Term) and at such rent and such other terms as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs to the Premises.  Upon each such subletting, Tenant shall be immediately liable for payment to Landlord of the cost of such subletting and such alterations and repairs incurred by Landlord, if any.  Any amounts received by Landlord from such subletting shall be applied first toward the cost of any alterations or repairs made to the Premises in connection with such subletting; second, to payment of Monthly Rental, Tenant's Proportionate Share of Excess Common Operating Costs, Tenant's Proportionate Share of Tenants' Utilities Costs and other monetary obligations due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of future Monthly Rental, Tenant's Proportionate Share of Excess Common Operating Costs, Tenant's Proportionate Share of Tenants' Utilities Costs and other monetary obligations as the same become due hereunder.  If Tenant has been credited with any rent to be received by such subletting and such rent shall not be promptly paid to Landlord by the subtenant(s), or if such rentals received from such subletting during any month are less than those to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord.  Such deficiency shall be calculated and paid monthly.  No taking possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless written notice of such intention is given to Tenant.  Notwithstanding any such subletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

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The right to have a receiver appointed for Tenant, upon application by Landlord, to take possession of the Premises and to apply any rental collected from the Premises and to exercise all other rights and remedies granted to Landlord for Tenant pursuant to this Article 19.

Neither the termination of this Lease nor the exercise of any remedy under this Lease or otherwise available at law or in equity shall affect the right of Landlord to any right of indemnification set forth in this Lease or otherwise available at law or in equity for any act or omission of Tenant, and all rights to indemnification or other obligations of Tenant which are intended to be performed after termination of this Lease shall survive termination of this Lease and termination of Tenant's right to possession under this Lease.

Landlord's Default and Tenant's Remedies

It shall be a default and breach of this Lease by Landlord if it shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease for a period of thirty (30) days after notice thereof from Tenant; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is of such nature that the same cannot reasonably be performed within such thirty (30) day period, such default shall be deemed to have been cured if Landlord commences such performance within said thirty (30) day period and thereafter diligently undertakes to complete the same.  Tenant shall not have the right based upon a default of Landlord to terminate this Lease or to withhold, offset or abate rent, Tenant's sole recourse for Landlord's default being an action for damages against Landlord for diminution in the rental value of the Premises for the period of Landlord's default, which is proximately caused by Landlord's default.  Tenant shall not have the right to terminate this Lease or to withhold, offset or abate the payment of rent based upon the unreasonable or arbitrary withholding by Landlord of its consent or approval of any matter requiring Landlord's consent or approval, including, but not limited to, any proposed assignment or subletting, Tenant's remedies in such instance being limited to a declaratory relief action, specific performance, injunctive relief or an action for actual damages.  Tenant shall not in any case be entitled to any consequential (including lost profits) or punitive damages based upon any Landlord default or withholding of consent or approval.

Notwithstanding anything to the contrary contained in this Lease, Tenant agrees and understands that Tenant shall look solely to the estate and property of Landlord in the Project of which the Premises are a part for the enforcement of any judgment (or other judicial decree) requiring the payment of money by Landlord to Tenant by reason of any default or breach by Landlord in the performance of its obligations under this Lease, it being intended hereby that no other assets of Landlord or any of Landlord's Affiliates shall be subject to levy, execution, attachment or any other legal process for the enforcement or satisfaction of the remedies pursued by Tenant in the event of such default or breach.

In the event of a sale or transfer of the Premises by Landlord, the Landlord named herein or, in the case of a subsequent transfer, the transferor, shall, after the date of such transfer, be automatically released from all personal liability for the performance or observance of any term, condition, covenant or obligation required to be performed or observed by Landlord hereunder; and the transferee shall be deemed to have assumed all of such terms, conditions, covenants and obligations, it being intended hereby that such terms, conditions, covenants and obligations shall be binding upon Landlord, its successors and assigns only during and in respect of their successive periods of ownership during the Term.

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ENTRY BY LANDLORD

Landlord reserves and shall at any and all times, upon reasonable prior notice (except in the event of an emergency, in which case, no notice shall be required), have the right to enter the Premises at reasonable times to inspect the same, to supply any service to be provided by Landlord hereunder and to determine whether Tenant is complying with its obligations hereunder, to supply any other service to be provided by Landlord to Tenant hereunder, to exhibit the Premises to prospective purchasers, mortgagees or tenants, to post notices of nonresponsibility, and to alter, improve or repair the Premises and any portion of the Buildings, without abatement of rent, and may for that purpose erect scaffolding and other necessary structures that are reasonably required by the character of the work to be performed by Landlord, provided that the business of Tenant shall not be interfered with unreasonably.  Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby.  For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open such doors in the event of an emergency.  Any entry to the Premises or portions thereof obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises, or any portion thereof.

HOLDING OVER

Any holding over after the expiration of the Term, with or without the consent of Landlord, shall be construed to be a tenancy at sufferance at one hundred fifty percent (150%) of the rental applicable immediately prior to the holdover period (prorated on a monthly basis) unless Landlord shall specify a lesser amount for rent in its sole discretion, together with an amount estimated by Landlord for the monthly Common Operating Costs and Tenants' Utilities Costs payable under this Lease, and shall otherwise be on the terms and conditions herein specified as far as applicable.  Any holding over without Landlord's consent shall constitute a default by Tenant and shall entitle Landlord to re-enter the Premises as provided in Article 20 (ENTRY BY LANDLORD) hereof.

ATTORNEYS' FEES

Tenant shall pay to Landlord all amounts for costs, including, but not limited to, attorneys' fees and amounts paid to any collection agency, incurred by Landlord in connection with any breach or default by Tenant under this Lease or incurred in order to enforce or interpret the terms or provisions of this Lease.  Such amounts shall be payable upon demand.  In addition, if any action shall be instituted by either Landlord or Tenant for the enforcement or interpretation of any of its rights or remedies in or under this Lease, the prevailing party shall be entitled to recover from the losing party all costs incurred by the prevailing party in said action and any appeal therefrom, including reasonable attorneys' fees and court costs to be fixed by the court therein.  In the event Landlord is made a party to any litigation between Tenant and any third party, then Tenant shall pay all costs and attorneys' fees incurred by or imposed upon Landlord in connection with such litigation; provided, however, if Landlord is ultimately held to be liable, then Landlord shall reimburse Tenant for the cost of any attorneys' fees paid by Tenant on behalf of Landlord.

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LATE PAYMENTS; INTEREST AND LATE CHARGES

Interest

Any amount due from Tenant to Landlord which is not paid when due (subject to any applicable grace period) shall bear interest at the maximum rate permitted by law from the date such payment is due until paid, except that amounts spent by Landlord on behalf of Tenant shall bear interest at such rate from the date of disbursement by Landlord.  The interest required to be paid by Tenant pursuant to this paragraph 23.A shall constitute additional rent under this Lease.

Late Charges

Tenant hereby acknowledges that in addition to lost interest, the late payment by Tenant to Landlord of rent or any other sums due hereunder will cause Landlord to incur other costs not contemplated in this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain.  Such other costs include, but are not limited to, processing, administrative and accounting costs.  Accordingly, if any installment of rent or any additional rent or other sum due from Tenant shall not be received by Landlord within five (5) days after such amount shall be due, Tenant shall pay to Landlord, without notice from Landlord, as additional rent, a late charge equal to ten percent (10%) of such overdue amount.  Notwithstanding the foregoing, Tenant shall not be obligated to pay a late charge with respect to the first (1st) occurrence of a late payment during any consecutive twelve (12) month period unless Tenant fails to make the payment within five (5) days after written notice from Landlord that such amount is past due.  The parties hereby agree that (i) such late charge represents a fair and reasonable estimate of the costs Landlord will incur in processing such delinquent payment by Tenant, (ii) such late charge shall be paid to Landlord as liquidated damages for each delinquent payment pursuant to California Civil Code Section 1671, and (iii) the payment of late charges and the payment of interest are distinct and separate from one another in that the payment of interest is to compensate Landlord for the use of Landlord's money by Tenant, while the payment of late charges is to compensate Landlord for the additional administrative expense incurred by Landlord in handling and processing delinquent payments.  The late charge is not intended to compensate Landlord for the costs incurred by Landlord to handle NSF checks tendered by Tenant, and Landlord shall have the right to charge Tenant an NSF Fee not to exceed Twenty-Five Dollars ($25.00) per NSF check.

Consecutive Late Payment of Rent

Following each second consecutive late payment of any installment of rent or additional rent, Landlord shall have the option (i) to require that beginning with the first payment of rent next due, rent shall no longer be paid in monthly installments but shall be payable quarterly three (3) months in advance and/or (ii) to require that the Tenant increase the amount, if any, of the Security Deposit required under Article 11 (SECURITY DEPOSIT) above by one hundred percent (100%), which additional Security Deposit shall be retained by Landlord, and may be applied by Landlord, in the manner provided in Article 11 (SECURITY DEPOSIT).  As used in this paragraph, a “late payment” shall mean any delinquent payment that is subject to a late charge as provided in paragraph 23.B, above.

No Waiver

Neither assessment nor acceptance of interest or late charges by Landlord shall constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of its other rights and remedies under this Lease.  Nothing contained in this Article 23 shall be deemed to condone, authorize, sanction or grant to Tenant an option for the late payment of rent, additional rent or other sums due hereunder, and Tenant shall be deemed in default with regard to any such payments should the same not be made by the date on which they are due.

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MORTGAGE PROTECTION/SUBORDINATION

Subordination

The rights of Tenant under this Lease are and shall be, at the option of Landlord, either subordinate or superior to (i) the holders of any mortgage or deed of trust (including a consolidated mortgagee or deed of trust) constituting a lien on the Premises or Landlord's interest therein or any part thereof, placed upon the Premises by Landlord after the date of this Lease, and (ii) the holders of any ground or master lease entered into after the date of this Lease if Landlord's title to the Premises or any part thereof is or shall become a leasehold interest (each of the entities described in subsections (i) and (ii) above are hereinafter referred to as a "Superior Mortgagee").  To further assure the foregoing subordination or superiority, Tenant shall, upon Landlord's request, together with the request of any Superior Mortgagee, execute any instrument (including without limitation an amendment to this Lease that does not materially and adversely affect Tenant's rights or duties under this Lease), or instruments intended to subordinate this Lease, or at the option of Landlord, to make it superior to any mortgage, deed of trust, or ground or master lease (each, a "Superior Interest").  Landlord shall provide Tenant with a subordination, non-disturbance and attornment agreement (an “SNDA”) from Landlord’s current lender(s) (collectively, “Existing Lender”) within ninety (90) days following the Lease Commencement Date, provided that (i) Tenant shall, together with its execution of this Lease, deliver to Landlord any processing or review fee required by Existing Lender in connection with the SNDA, which fee shall be non-refundable to Tenant, (ii) the form of the SNDA shall be based on Existing Lender’s standard SNDA form and (iii) the SNDA shall not be effective until Tenant has accepted the Premises (i.e., all Tenant Improvements to be constructed by Landlord pursuant to the Work Letter have been substantially completed) and any abated rent period granted to Tenant under this Lease has expired.  In addition, Landlord shall obtain an SNDA from any future Holder which places a lien on the Building after the Commencement Date, which SNDA Landlord shall obtain as a condition precedent to the effectiveness of the subordination of this Lease to such future Holder’s lien.

Attornment

Notwithstanding the provisions of paragraph A (Subordination), Tenant agrees (1) to attorn to any Superior Mortgagee and to any party acquiring title to the Premises by judicial foreclosure, trustee's sale, or deed in lieu of foreclosure, (2) to execute any attornment agreement reasonably requested by a Superior Mortgagee, or party so acquiring title to the Premises, and (3) that this Lease, at the option of such Superior Mortgagee, or other party, shall remain in force notwithstanding any such judicial foreclosure, trustee's sale, deed in lieu of foreclosure, or merger of titles.  Notwithstanding the foregoing, neither a Superior Mortgagee or any party acquiring title to the Premises by judicial foreclosure, trustee's sale, or deed in lieu of foreclosure, as the successor to Landlord hereunder, shall be liable or responsible for any breach of a covenant contained in this Lease that occurred before such party acquired its interest in the Premises and no such party shall be liable or responsible for any security deposits held by Landlord hereunder which have not been transferred or actually received by such party, and such party shall not be bound by any payment of rent or additional rent for more than three (3) months in advance.

TRANSFER OF LANDLORD'S INTEREST/ESTOPPEL CERTIFICATE/FINANCIAL STATEMENTS

Estoppel Certificate

Tenant, at any time and from time to time upon not less than ten (10) days' prior written notice from Landlord, agrees to execute and deliver to Landlord a statement (a) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the rent and other charges are paid in advance, if any, and (b) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if they are claimed evidencing the status of this Lease.  Tenant's failure to deliver an estoppel certificate within such time shall be conclusive upon Tenant that (a) this Lease is in full force and effect without modification except as may be represented by Landlord, (b) to Tenant's knowledge there are no uncured defaults in Landlord's performance, and (c) no rent has been paid in advance except as set forth in this Lease.

Furnishing of Financial Statements

Landlord has reviewed financial statements if so requested of the Tenant and has relied upon the truth and accuracy thereof with Tenant's knowledge and representations of the truth and accuracy of such statements and that said statements accurately and fairly depict the financial condition of Tenant as of the date of this Lease.  Said financial statements are an inducing factor and consideration for the entering into of this Lease by Landlord with this particular Tenant.  Tenant shall, at any time and from time to time upon not less than ten (10) days' prior written notice from Landlord, furnish Landlord with current financial statements, which accurately reflect Tenant's then financial condition.

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Liability of Transferee

In the event Landlord shall sell or otherwise convey its title to the Premises, after the effective date of such sale or conveyance, Landlord shall have no further liability under this Lease to Tenant except as to matters of liability which have accrued and are unsatisfied as of the date of sale or conveyance, and Tenant shall seek performance solely from Landlord's purchaser or successor in title.

BROKER

Tenant warrants and represents that it has not dealt with any real estate broker or agent in connection with this Lease or its negotiation except the Broker identified in Item 14 of the Basic Lease Provisions, whose commission shall be paid by Landlord pursuant to a separate written agreement.  Tenant shall indemnify and hold Landlord harmless from any cost, expense or liability (including costs of suit and reasonable attorneys' fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this Lease or its negotiation by reason of any act of Tenant.

RELEASE OF PARTNERS OF LANDLORD

Tenant agrees that in the event Tenant shall have any claim against Landlord under this Lease or arising out of the subject matter of this Lease, Tenant's sole recourse shall be against the estate and property of Landlord in the Building and Tenant further hereby waives any and all right to assert any claim against or obtain any damages from, for any reason whatsoever, the partners of Landlord and their respective directors, officers, agents and employees.  This release, notwithstanding Section 1542 of the California Civil Code which provides that:  "A general release does not extend to claims which the creditor does not know or suspect to exit in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor," releases such partners of Landlord and their respective directors, officers, agents and employees from all claims for injuries, damages, or losses to Tenant's property, real and personal, whether known, unknown, foreseen, unforeseen, patent or latent, which Tenant may have under this Lease or arising out of the subject matter of this Lease.  Tenant understands and acknowledges the significance and consequence of such specific waiver of Section 1542.

NOTICES

Any notice, demand, approval, consent, bill, statement or other communication required or desired to be given under this Lease in writing shall be directed to Landlord at Landlord's Address for Notice or to Tenant at Tenant's Address for Notice, as set forth in Items 16 and 17, respectively, of the Basic Lease Provisions and shall be personally served or given by mail, and if mailed, shall be deemed to have been received when two (2) business days have elapsed from the date of the deposit into the United States Mail, certified and postage prepaid.  If more than one Tenant is named under this Lease, service of any notice upon any one of said Tenants shall be deemed as service upon all of such Tenants.

QUIET ENJOYMENT

Upon payment by Tenant of the rents herein provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Premises for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject, nevertheless, to the terms and conditions of this Lease, and any mortgage and/or deed of trust to which this Lease is subordinate and subject to Landlord's right from time to time to perform tenant improvement work in other space in the Building, which will involve, among other things, construction noise, the use of scaffolding, delays in the use of the freight elevator or other elevators, the presence of work crews and the use of the elevators by work crews, provided, however, that such work does not materially interfere with Tenant's use of the Premises.  Landlord may also reconstruct the parking structure or construct additional parking facilities.

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INTENTIONALLY OMITTED.

ATM

Tenant shall have the right, at Tenant's sole cost and expense, to install an automated teller machine ("ATM") at a location within or outside of the Premises.  To the extent the ATM is to be located outside of the Premises, the ATM may, at Tenant’s option, be affixed to the Building or installed as a stand alone unit and shall be located in a location designated by Landlord and reasonably approved by Tenant.  The ATM shall be considered an Alteration for purposes of this Lease and shall be subject to all of the terms and conditions of paragraph 15 of this Lease.  The installation and all plans related to the construction and installation of the ATM (including, without limitation, the size, design, and color of such ATM) shall be subject to Landlord's approval, which shall not be unreasonably withheld, and shall comply with all Applicable Laws, Covenants and Requirements.  Tenant shall be responsible for obtaining all governmental permits and approvals required in connection with the installation and use of the ATM at Tenant's sole cost and expense.  Landlord shall have no responsibility or liability with respect to the ATM and Tenant hereby agrees to indemnify, defend, and hold Landlord harmless from and against any and all claims, losses, and liabilities arising out of the installation, operation and use of the ATM by Tenant and Tenant’s employees, agents, customers and invitees.  Tenant, and not Landlord, shall be responsible for all security and maintenance required or desirable in connection with the ATM.  Upon the expiration of earlier termination of the Term, Tenant shall remove the ATM and repair all damage to the Building caused by the removal of the ATM at Tenant’s sole cost and expense.

GENERAL

Paragraph Headings

The paragraph headings used in this Lease are for the purposes of convenience only.  They shall not be construed to limit or to extend the meaning of any part of this Lease.

Incorporation of Prior Agreements; Amendments

This Lease contains all agreements of Landlord and Tenant with respect to any matter mentioned, or dealt with, herein.  No prior agreement or understanding pertaining to any such matter shall be binding upon Landlord.  Any amendments to or modifications of this Lease shall be in writing, signed by the parties hereto, and neither Landlord nor Tenant shall be liable for any oral or implied agreements.

Waiver

Waiver by Landlord of any breach of any term, covenant, or condition contained in this Lease shall not be deemed to be a waiver of such term, covenant, or condition or of any subsequent breach of the same or of any other term, covenant, or condition contained in this Lease.  Landlord's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to, or approval of, any subsequent act by Tenant.  The acceptance of rent or other sums payable hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than failure of Tenant to pay the particular rent or other sum so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent, or sum equivalent to rent.

Short Form

Tenant agrees, at the request of Landlord, to execute, deliver and acknowledge a short form of this Lease satisfactory to counsel for Landlord, and Landlord may in its sole discretion, record such short form in the county where the Premises are located.  Tenant shall not record this Lease, or a short form of this Lease, without Landlord's prior written consent, and such recordation shall, at the option of Landlord, constitute a default of Tenant hereunder.

Time of Essence

Time is of the essence in the performance of each provision of this Lease.

Examination of Lease

Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

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Severability

If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

Surrender of Lease Not Merger

Neither the voluntary or other surrender of this Lease by Tenant nor the mutual cancellation thereof shall cause a merger of the titles of Landlord and Tenant, but such surrender or cancellation shall, at the option of Landlord, either terminate all or any existing subleases or operate as an assignment to Landlord of any such subleases.

Corporate Authority

If Tenant is a corporation, each individual executing this Lease on behalf of Tenant represents and warrants (1) that he is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with a duly adopted resolution of the Board of Directors of Tenant in accordance with the by-laws of Tenant and (2) that this Lease is binding upon and enforceable by Landlord against Tenant in accordance with its terms.  If Tenant is a corporation, Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of a resolution of its Board of Directors authorizing or ratifying the execution of this Lease.

Partnership or Limited Liability Company Authority

If Tenant is a partnership or limited liability company, each individual executing this Lease on behalf of Tenant represents and warrants (1) that he is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with the terms of Tenant's partnership agreement or operating agreement, as the case may be, or has received such authorization pursuant to the terms of such partnership agreement or operating agreement, as the case may be, and (2) that this Lease is binding upon and enforceable by Landlord against Tenant in accordance with its terms.

Waiver of Jury Trial

Tenant waives the right to trial by jury.

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EXECUTION

This Lease may be executed in several duplicate counterparts, each of which shall be deemed an original of this Lease for all purposes.

"Landlord"                    DL SAN DIEGO LP,

                                    a Delaware limited partnership

                                    By:       G&I III Investment San Diego LP,

                                                a Delaware limited partnership

                                                Its:  General Partner

                                                By:       G&I III Investment San Diego Corp.,

                                                            a Delaware corporation

                                                            Its:  General Partner

                                                            By:       _____________________

                                                            Name:  _____________________

                                                            Its:        _____________________

"Tenant"                       BANK OF INTERNET USA,

                                    a Federal Savings Bank

                                    By: _______________________________

                                    Name:_____________________________

                                    Title:______________________________

                                    By: _______________________________

                                    Name:_____________________________

                                    Title:______________________________

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LEASE RIDER NO. 1

OPTION TO EXTEND

This Rider is attached to and made a part of that certain Lease (the "Lease"), dated April 14, 2005, between DL SAN DIEGO LP, a Delaware limited partnership ("Landlord"), and BANK OF INTERNET USA, a Federal Savings Bank ("Tenant") for the premises known as 12777 High Bluff Drive, Suite 100, San Diego, California (the "Premises").  Defined or initially capitalized terms in this Rider have the same meaning as in the Lease.  The provisions of this Rider shall supersede any inconsistent provisions of the Lease to the extent of the inconsistency.

Landlord hereby grants Tenant one (1) option to extend the Term (the "Option") for three (3) years (the "Extension"), on the same terms and conditions as set forth in the Lease, except (a) the Monthly Rental shall be adjusted on the first day of the Extension (the "Adjustment Date") to be the greater of (i) the "Fair Market Rent" as reasonably determined by Landlord in accordance with this Rider and (ii) the Monthly Rental payable during the last month of the initial Term, and (b) the Option may be exercised for the entire Premises only.  For purposes of this Rider, "Fair Market Rent" shall mean the price that a ready and willing tenant would pay, as of each Adjustment Date, as monthly rent to a ready and willing landlord of comparable class office buildings in the Del Mar Heights, San Diego County, California area for space comparable to the Premises if that property were exposed for lease on the open market for a reasonable period of time with a lease comparable to the Lease, and with tenant improvements comparable to those in the Premises.

The Option shall be exercised only by an unconditional written notice (the "Option Notice") received by Landlord no sooner than nine (9) months nor later than six (6) months before the expiration of the Term.  If Landlord does not timely receive Tenant's Option Notice of the exercise of the Option in accordance with the immediately preceding sentence, the Option shall immediately lapse, and there shall be no further right to extend the Term.  The Option shall be exercisable by Tenant on the express condition for Landlord's benefit that Tenant shall (i) not be in breach or default under the Lease at the time of the exercise of the Option or between such exercise and the commencement of the Extension and (ii) not have subleased or assigned all or any portion of the Premises either at the time of the exercise of the Option or between such exercise and the commencement of the Extension.

Within thirty (30) days after receipt of Tenant's Option Notice, Landlord shall advise Tenant of the Fair Market Rent for the Premises for the Extension ("Fair Rental Notice").  Tenant, within thirty (30) days after receipt of the Fair Rental Notice, shall either (i) give Landlord written notice of its acceptance of the Fair Market Rent for the Premises set forth in the Fair Rental Notice ("Acceptance Notice"), or (ii) if Tenant disagrees with Landlord's determination, provide Landlord with written notice of rejection (the "Rejection Notice").  If Tenant timely provides Landlord with an Acceptance Notice, Landlord and Tenant shall enter into an amendment reflecting the Fair Market Rent for the Premises as set forth in the Fair Rental Notice.  If Tenant fails to provide Landlord with either an Acceptance Notice or Rejection Notice within such 30-day period, then Tenant shall be conclusively deemed to have accepted Landlord's determination of the Fair Market Rent set forth in the Fair Rental Notice and Landlord and Tenant shall enter into an amendment reflecting the Fair Market Rent for the Premises as set forth in the Fair Rental Notice.  If Tenant timely provides Landlord with a Rejection Notice, Landlord and Tenant shall work together reasonably to agree upon the Fair Market Rent for the Premises that shall be paid during the Extension.  When Landlord and Tenant have agreed upon the Fair Market Rent for the Premises, such agreement shall be reflected in a written agreement between Landlord and Tenant and Landlord and Tenant shall enter into an amendment reflecting the agreed Fair Market Rent for the Premises.

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If, however, Landlord and Tenant are unable to agree upon the Fair Market Rent for the Premises within thirty (30) days after the date Landlord receives the Rejection Notice, Landlord and Tenant shall attempt to agree in good faith upon a single (1) appraiser to determine the Fair Market Rent for the Premises within (5) days after the expiration of such 30-day period.  Such appraiser shall have at least five (5) years experience in the appraisal of comparable office buildings in the Del Mar Heights, San Diego County, California office building marketplace and shall be a member of one or more professional organizations such as MAI or an equivalent ("Appraiser Qualifications").  If Landlord and Tenant are unable to agree upon a single appraiser within the above five (5) day time period, then Landlord and Tenant shall each appoint one (1) appraiser meeting the Appraiser Qualifications not later than fifteen (15) days after the expiration of such 5-day time period.  Within ten (10) days thereafter, the two appointed appraisers shall appoint a third appraiser who shall also meet the Appraiser Qualifications.  If either Landlord or Tenant fails to appoint its appraiser within the prescribed time period, the single appraiser appointed shall determine the Fair Market Rent of the Premises.  If both parties fail to appoint appraisers within the prescribed time periods, then the first appraiser thereafter selected by a party shall determine the Fair Market Rent of the Premises.  Each party shall bear the cost of its own appraiser, and the parties shall share equally the cost of a single or a third appraiser, if applicable.  If a single appraiser is chosen, then such appraisal shall determine the Fair Market Rent of the Premises.  Otherwise, the Fair Market Rent of the Premises shall be the arithmetic average of the two of the three appraisals which are closest in amount, and the third appraisal shall be disregarded.  Notwithstanding the foregoing, in no event shall the Fair Market Rent be less than the Monthly Rental payable by Tenant under the Lease during the month immediately prior to the Adjustment Date.  Landlord and Tenant shall instruct the appraiser(s) to complete their determination of the Fair Market Rent of the Premises not later than thirty (60) days before the commencement date for the Extension; provided, however, that if the Fair Market Rent of the Premises is not determined before the commencement date for the applicable Extension, then Tenant shall continue to pay to Landlord the Monthly Rental in effect during the month immediately prior to the Adjustment Date (the "Temporary Rent"), until the Fair Market Rent of the Premises is determined.  When the Fair Market Rent of the Premises is determined, Landlord shall deliver notice of that amount to Tenant, and Tenant shall pay to Landlord, within ten (10) days after receipt of such notice, the difference between the Temporary Rent actually paid by Tenant to Landlord and the Fair Market Rent determined under this Rider.

The Option is personal to Tenant and any transferee in connection with a Permitted Transfer pursuant to Article 7.a of the Lease and in the event of any assignment, sublease or other transfer of Tenant's interest in the Lease or the Premises before the permitted exercise of the Option (other than in connection with a Permitted Transfer), the Option shall not be transferred to the assignee, subtenant or other transferee but shall instead automatically lapse.

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LEASE RIDER NO. 2

RIGHT OF FIRST REFUSAL

This Rider is attached to and made a part of that certain office space Lease (the "Lease"), dated April 14, 2005, between DL SAN DIEGO LP, a Delaware limited partnership ("Landlord"), and BANK OF INTERNET USA, a Federal Savings Bank ("Tenant"), for the premises known as 12777 High Bluff Drive, Suite 100, San Diego, California  92130 (the "Premises").  Defined or initially capitalized terms in this Rider have the same meaning as in the Lease.  The provisions of this Rider shall supersede any inconsistent provisions of the Lease to the extent of the inconsistency.

If beginning as of the Lease Commencement Date under this Lease, Landlord receives from a third party not leasing any space within the Building as of the Lease Commencement Date a bona fide offer (an "Offer") to lease ground floor space adjacent to and contiguous to the Premises (the "Additional Space"), then, provided Tenant is not in default under the Lease and has not previously been in default under the Lease, and provided further that Landlord intends to accept the Offer, Tenant shall have the one-time right of first refusal to lease the Additional Space (the "First Refusal Right") on the following terms and conditions:

Upon receiving the Offer, Landlord shall promptly provide Tenant with written notice of the terms and conditions upon which Landlord is considering leasing the Additional Space to that third party ("Landlord's Notice").  Landlord's Notice shall constitute an offer to lease the Additional Space to Tenant on the terms and conditions set forth in Landlord's Notice.  Tenant shall have three (3) days from the date Landlord delivers Landlord's Notice to accept that offer.  If Tenant elects to accept that offer from Landlord, Tenant shall, within the above three-day period, deliver to Landlord an unconditional written acceptance to lease all (and not less than all) of the Additional Space on exactly the terms and conditions contained in Landlord's Notice ("Tenant's Notice").    If Tenant duly exercises its rights under this Rider, the Additional Space shall become part of the Premises as of the date on which Tenant shall first have the right to occupy all or any part of that Additional Space under the terms of Landlord's Notice or the Lease amendment resulting therefrom.  If Landlord fails to receive an unconditional acceptance within the above three-day period, the First Refusal Right shall automatically terminate, and Landlord shall thereafter have the unconditional right to lease all or any part of the Additional Space to any party on the terms and conditions contained in Landlord's Notice or on any other terms and conditions that Landlord thereafter negotiates, without further obligation to Tenant.

If Tenant duly exercises the First Refusal Right within the above three-day period, then Tenant shall enter into an amendment to the Lease (i) incorporating the Additional Space into the Lease on the terms and conditions contained in Landlord's Notice and (ii) adjusting Monthly Rental and Tenant’s Proportionate Share accordingly.  All other terms and conditions of the Lease (except as specified in the immediately preceding sentence) shall remain the same and in full effect.  If Tenant fails to duly execute and return the Lease amendment to Landlord within five (5) days after it is delivered to Tenant for signature, this First Refusal Right and Tenant's acceptance of Landlord's Notice shall automatically be void, all rights accrued under this First Refusal Right shall be of no further effect, and Landlord shall thereafter be free to unconditionally lease the Additional Space to one or more third parties as set forth above or on any other terms and conditions.

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This First Refusal Right shall not apply to (a) leases or transfers among entities or persons related to Landlord (including, but not limited to, partners if Landlord is a partnership, and shareholders if Landlord is a corporation), or (b) any proposed sale or purchase of the Building, including, without limitation, a proposed sale-and-leaseback of the Building.  The First Refusal right shall be subject to the preferential rights of any other tenants in the Building (e.g., options to extend, rights of first refusal/offer and expansion rights).  The First Refusal Right shall be exercisable by Tenant on the express condition for Landlord's benefit that Tenant shall not be in breach or default under the Lease at the time of the exercise of the First Refusal Right or between such exercise and the execution of the amendment described above incorporating the Additional Space into the Lease as part of the Premises.

This First Refusal Right is personal to Tenant and any transferee in connection with a Permitted Transfer.  If Tenant assigns, subleases or otherwise transfers any of Tenant's interest in the Lease or Premises before the permitted exercise of Tenant's rights under this First Refusal Right (other than in connection with a Permitted Transfer), those rights shall not be transferred to any transferee but shall instead automatically lapse, and Landlord's obligations under this First Refusal Right shall automatically terminate.  This First Refusal Right shall automatically expire without notice on the expiration of the original Term or sooner termination of the Lease or upon any assignment, sublease or other transfer by Tenant of all or any part of Tenant’s interest in the Premises.

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LEASE RIDER NO. 3

SATELLITE CONDITIONS

This Rider is attached to and made a part of that certain Office Space Lease (the "Lease"), dated April 14, 2005, between DL PACIFIC CENTER LP, a Delaware limited partnership ("Landlord"), and BANK OF INTERNET USA, a Federal Savings Bank  ("Tenant"), for the premises known as Suite 100 (the "Premises") and located within the building located at12777 High Bluff Drive, San Diego, California  92130 (the “Building”).  Defined or initially capitalized terms in this Rider have the same meaning as in the Lease.  The provisions of this Rider shall supersede any inconsistent provisions of the Lease to the extent of the inconsistency.

1.         Right to Install and Maintain Roof Equipment.  To the extent space is available in Landlord’s reasonable discretion, Tenant shall have the non-exclusive right to install and maintain on the Building roof, one (1) VSAT (Very Small Aperture Terminal) and related cable connections (collectively, the “Satellite System”), at a location to be designated and limited by Landlord in Landlord’s reasonable discretion.  Tenant shall have the right to the reasonable use of the risers in the Building to the extent available and designated by Landlord as long as there is no adverse affect on the Building structure or Building systems or any other tenants’ premises and subject to restrictions and conditions as may be imposed by Landlord in Landlord’s reasonable discretion.  Prior to such installation, Tenant shall obtain (i) Landlord’s written approval, which may be withheld in Landlord’s reasonable discretion, with respect to the size, weight, design, method of installation, and any screening required by Landlord of all of the above-described equipment, and (ii) all required governmental and other permits and approvals for the Satellite System from appropriate sources.  This installation shall be performed in accordance with all requirements and criteria imposed by Landlord in connection therewith in Landlord’s reasonable discretion, including requirements intended to minimize the disturbance of other tenants of the Building by noise generated by Tenant’s installation of its equipment (e.g., requirements restricting the times or days that Tenant may install the equipment).  Landlord may direct, but shall not be responsible for, the means and methods of installation and no roof penetrations or penetrations between floors shall be permitted without the consent of Landlord, which consent shall not be unreasonably withheld.  The Satellite System and all related equipment must be located, installed, and operated so as to not (a) be visible from any location on the ground or (b) interfere with the operation of any other communications or other equipment now or hereafter located on the roof, in the Building, or in the vicinity of the Building.  Tenant’s use of the roof for the purposes set forth in this Paragraph shall be free of charge during the initial Term.

2.         Responsibility.  Tenant will be solely responsible, at Tenant’s sole expense, for the installation, maintenance, repair and removal of the Satellite System and related cables, conduits, and other equipment (and for obtaining all required permits and approvals in connection therewith) and Tenant shall at all times (a) maintain the Satellite System in good condition and repair and (b) be responsible for the continuous compliance of the Satellite System and its operation and installation with all laws, rules (including, without limitation, any covenants, conditions, and restrictions affecting the Building), and regulations from time to time applicable.  If, in Landlord’s reasonable discretion, the weight of the Satellite System and of such other material and equipment which is now or hereafter located on the roof exceeds the weight bearing capacity of the roof, or may otherwise cause the Building to be in violation of any law or regulation, Tenant shall pay all costs incurred to make all alterations which are needed to reinforce the roof and/or to otherwise ensure that the Building will be in compliance with all such laws.

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3.         Access.  Roof access by Tenant for any purpose shall be subject to all rules, regulations, and restrictions reasonably imposed by Landlord from time to time.

4.         No Representations/Operation.  Tenant acknowledges that Landlord has made no representation or warranty to Tenant regarding the extent to which transmission or reception by the Satellite System will, or will not be interfered with by helicopters, other equipment installations, other existing or future structures, antennas, dishes, transmitters, receivers, or other activities on or in the vicinity of the roof, Building, or any other condition or source of interference, or that the condition, design, or weight bearing capacity of the roof is adequate for the installation, use, or operation of a Satellite System.  Tenant’s installation and use rights under this Paragraph shall only apply with respect to the use of the Satellite System in connection with Tenant’s operations in the Premises (as opposed to, e.g., a lease or license of such equipment by Tenant to any third party or any assignment, sublease, or other transfer of the Premises).  Tenant, and not Landlord, shall be solely responsible for ensuring the satisfactory operation of the Satellite System and that the Satellite System will not interfere in any way with (a) the mechanical, electrical, communication, transmission or other systems of the Building or any other building located in the vicinity of the Building, (b) the use by other tenants or occupants of the roof or the Building of any communication or transmission systems or devices, or (c) the use and enjoyment of the Building by the other tenants of the Building.

5.         Indemnity.  Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, losses, liabilities, actions and damages arising out of Tenant’s installation, maintenance and use of the Satellite System, including, without limitation, any claims of interference or injury resulting from Tenant’s installation, maintenance and use of the Satellite System.

6.         Removal.  On or before the expiration or earlier termination of this Lease, Tenant shall remove the Satellite System and related cables, conduits, and other equipment and repair any damage to the Building caused by such removal.  In the event that Landlord enters into any master lease of the roof of the Building or similar lease or license arrangement, Tenant shall execute any amendment to this Lease and/or other documents reasonably required by Landlord in furtherance of such master lease or similar arrangements so long as no such amendment or other document materially impairs Tenant’s rights and interests under this Paragraph or any other provision of this Lease.

7.         Assigns, Subtenants, Licensees.  Tenant’s rights under this Rider are personal to Tenant and cannot be assigned, sublet, or otherwise transferred without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole, subjective discretion.  Any assignment of the rights granted under this Rider without Landlord’s prior written consent shall be voidable at Landlord’s election and shall constitute a default under the Lease.

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Exhibit 99.2   Guaranty of Lease by and between DL San Diego, L.P. and BofI Holding, Inc., dated April 25, 2005.

GUARANTY OF LEASE

THIS GUARANTY OF LEASE ("Guaranty") is made on April 14, 2005, by BOFI.COM HOLDING, INC., a Delaware corporation (collectively, "Guarantor"), for the benefit of DL SAN DIEGO L.P., a Delaware limited partnership ("Landlord"), with reference to the following facts:

A.        A certain Office Space Lease ("Lease"), dated April 14, 2005 has been, or will be, executed between Landlord and Bank of Internet USA, a Federal Savings Bank ("Tenant"), covering certain premises located at 12777 High Bluff Drive, San Diego, California 92130;

B.        Under the Lease, Landlord requires as a condition to entering into the Lease that Guarantor guaranty Tenant's full and timely performance under the Lease; and

C.        Guarantor desires that Landlord enter into the Lease with Tenant.

NOW, THEREFORE, in consideration of Landlord entering into the Lease, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.         Guarantor unconditionally and absolutely guaranties to Landlord the punctual payment and performance of all of Tenant's present and future indebtedness and obligations to Landlord under the Lease, and under all modifications and amendments thereof, including, without limitation, payment to Landlord of all rents and monies due and to become due to Landlord from Tenant under the Lease in the amounts and at the times set out in the Lease, and performance of all the terms, covenants and conditions of the Lease.  All such indebtedness and obligations are referred to in this Guaranty as the "Indebtedness" and will be payable by Guarantor to Landlord, or order, immediately on demand in the event of any default by Tenant with respect to the Indebtedness or any part thereof.  All payments shall be made to Landlord in lawful money of the United States without setoff or deduction.  Time is of the essence in the performance by Guarantor under this Guaranty.

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2.         Guarantor assumes the full responsibility for being and keeping itself informed of the financial condition and assets of Tenant and of all other circumstances bearing upon the risk of nonpayment of the Indebtedness which diligent inquiry would reveal.  Landlord shall have no duty to advise Guarantor of information known to Landlord regarding such condition or any such circumstances, regardless of whether Landlord has reason to believe that (i) any such information materially increases the risk beyond that which Guarantor intends to assume or (ii) such information is unknown to Guarantor, and regardless of whether Landlord has a reasonable opportunity to communicate such information to Guarantor.  By executing this Guaranty, Guarantor knowingly accepts the full range of risks encompassed within a contract of continuing guaranty, which risks Guarantor acknowledges include the possibility that Tenant will incur additional Indebtedness for which Guarantor will be liable after Tenant's financial condition or ability to pay such Indebtedness has deteriorated.

3.         Guarantor authorizes Landlord, without notice or demand and without affecting or impairing Guarantor's liability hereunder, from time to time to do one or more of the following: (a) renew, compromise, settle, extend, increase, accelerate or otherwise change the time for payment, discharge or performance of the Indebtedness or any part thereof; (b) change the terms of the Indebtedness or any part thereof, including increase or decrease the rate of interest thereon or the rent; (c) take and hold security for the payment of the Indebtedness or any part thereof or any guaranty thereof, and subordinate, exchange, modify, vary, enforce, waive, release (intentionally or unintentionally), renew or abstain from perfecting or taking advantage of any security; or (d) release, substitute or add any one or more cosigners, endorsers or other guarantors of the Indebtedness.

4.         Guarantor waives:  (a) all presentments, demands for performance, notices of nonperformance, protests, and all other notices, including notices of all of the following: protest, dishonor, acceptance of this Guaranty, any default, partial payment or nonpayment of all or any part of the Indebtedness and the existence, creation or incurring of new or additional Indebtedness; (b) any right to require Landlord to proceed against Tenant or any other person, to proceed against or exhaust any security held from Tenant or any other person for the Indebtedness, to proceed against or exhaust any security held from Guarantor or any other person for this Guaranty or to pursue any other remedy in Landlord's power whatsoever at any time; (c) the benefits of any laws which provide that the obligation of a guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduce a guarantor's obligation in proportion to the principal obligation; (d) any defense arising by reason of the invalidity, illegality or lack of enforceability of the Indebtedness or any part thereof, or by reason of any incapacity, lack of authority, death, disability or other defense of Tenant or any other person, or by reason of the failure of Landlord to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of Tenant or any other person, or by reason of any manner in which Landlord has exercised its rights and remedies under the Lease, or by reason of the cessation from any cause whatsoever of the liability of Tenant or any other person with respect to all or any part of the Indebtedness, or by reason of any act or omission of Landlord or others which directly or indirectly results in the discharge or release of Tenant or any other person or any Indebtedness or any security therefore, whether by operation of law or otherwise; (e) any defense based upon: (i) any failure of Landlord to give Tenant or Guarantor notice of any sale or other disposition of any property securing any or all of the Indebtedness or any guaranty thereof, (ii) any defect in any notice that may be given in connection with any sale or other disposition of any such property, (iii) any failure of Landlord to comply with any provision of applicable law in enforcing any security interest in or lien upon any such property, including any failure by Landlord to dispose of any such property in a commercially reasonable manner, or (iv) any modifications or amendments to the Lease (regardless of how extensive and regardless of whether those modifications or amendments materially increase Tenant's rent or other obligations) or extension of the Lease or change in the size or location of the space leased; (f) any defense based upon or arising out of any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against Tenant or any other person, including any discharge of, or bar against collecting, any of the Indebtedness (including any interest thereon), in or as a result of any such proceeding; (g) any defense based on any dissolution or termination of, or increase, decrease or change in membership of any guarantor or Tenant which is a partnership; (h) any defense based upon termination of the Lease; (i) any defense based upon an election of remedies by Landlord (which defense would claim that Landlord was required by law to choose to pursue one among multiple available legal remedies and did not timely do so); (j) any rights Guarantor may otherwise have arising out of this Guaranty, including without limitation rights of subrogation (i.e., the right to succeed to Landlord's rights against Tenant upon Guarantor performing its obligations to Landlord under this Guaranty), reimbursement from Tenant or others, exoneration (i.e., extinguishment of this Guaranty because of the acts of Landlord or others), contribution and indemnity (i.e., a shifting of the Guarantor's obligations hereunder to another party) and any rights or claims of any kind or nature against Tenant which arise out of or are caused by this Guaranty, and any rights to enforce any remedy which Landlord now has or may hereafter have against Tenant and any benefit of, and any right to participate in, any security now or hereafter held by Landlord, until all of the Indebtedness has been fully paid and performed; and (k) any right to revoke all or any part of this Guaranty if it is ever construed as a continuing guaranty.

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5.         Guarantor understands that the exercise by Landlord of certain rights and remedies may affect or eliminate Guarantor's right of subrogation (described in Section (4), clause (j), above) against Tenant or any other guarantor and that Guarantor may therefore incur liability hereunder for which Guarantor may in whole or part be unable to be reimbursed by Tenant.  Nevertheless, Guarantor hereby authorizes and empowers Landlord, its successors, endorsees and/or assigns, to exercise in its or their sole discretion, any rights and remedies, or any combination thereof, which may then be available, it being the purpose and intent of Guarantor that the obligations hereunder shall be absolute, continuing, independent and unconditional under any and all circumstances.

6.         Landlord may, at its election, but without obligation to do so, exercise any right or remedy it may have against Tenant or any other person or any real or personal property security it holds for the Indebtedness or any part thereof or any guaranty thereof, including foreclosing a trust deed, mortgage or other instrument judicially or nonjudicially or taking a deed, assignment or transfer in lieu of foreclosure as to any such property, without affecting or impairing in any way the liability of Guarantor hereunder except to the extent the Indebtedness has been paid, even if the effect of such action is to destroy or diminish Guarantor's subrogation rights, Guarantor's right to proceed against Tenant for reimbursement, Guarantor's right to recover contribution from any other guarantor or any other right or remedy or any such security, and Guarantor waives any defense arising out of the absence, impairment or loss of any right of subrogation, reimbursement or contribution or of any other right or remedy of Guarantor against Tenant or any other person or any such security, whether resulting from an election of remedies by Landlord or any act or omission by Landlord or otherwise.

7.         Until all Indebtedness of Tenant to Landlord shall have been paid in full, even though such Indebtedness may be in excess of Guarantor's liability hereunder, and all periods within which any amount paid on account of the Indebtedness may be required to be restored or returned by Landlord upon the bankruptcy, insolvency or reorganization of Tenant, any other guarantor or any other person have expired, Guarantor shall have no right of subrogation, and waives any right to enforce any remedy which Landlord now has or may hereafter have against Tenant, and waives any benefit of, and any right to participate in, any security now or hereafter held by Landlord.

8.         Without in any manner limiting the generality of any other provision of this Guaranty, Guarantor waives all benefits and defenses under the provisions of Civil Code sections 2809 (which provides generally that the liability of a surety must be neither larger in amount nor more burdensome than that of the principal), 2810 (which provides generally that a surety is not liable if the principal had no liability at the time of the execution of a contract or thereafter ceases to be liable), 2819 (which provides generally that a surety is exonerated if the original obligation of the principal is altered in any respect, or the remedies or rights of a creditor against the principal are in any way impaired or suspended without the consent of the surety), 2839 (which provides generally that performance of the principal obligation, or an offer of such performance, exonerates a surety), 2845 (which provides generally that a surety may require a creditor to proceed against the principal, or to pursue any other remedy in the creditor's power which the surety cannot pursue; and if the creditor neglects to do so, the surety is exonerated to the extent the surety is thereby prejudiced), 2847, 2848 and 2849 (which generally provide a surety with rights of subrogation or reimbursement against a principal, rights of subrogation or reimbursement against any collateral or security provided to secure the obligations of the principal, and rights of contribution against any other guarantor or pledgor), 2850 (which provides generally that whenever property of a surety is hypothecated with property of the principal, the surety is entitled to have the property of the principal first applied to the discharge of the obligation), 2899 and 3433 (which relate generally to marshalling assets and the order in which liens may be foreclosed), and any similar or analogous statutes of this or any other jurisdiction.

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9.         The obligations of Guarantor hereunder are independent of the obligations of Tenant.  A separate action or actions may be brought and prosecuted against Guarantor without first proceeding against Tenant or any other person or any security held by Landlord and without pursuing any other remedy and without joining Tenant or any other person in any such action or actions.  Any payment of any Indebtedness or other act which shall toll any statute of limitations applicable thereto shall also operate to toll such statute of limitations applicable to Guarantor's liability hereunder.

10.       It is not necessary for Landlord to inquire into the powers of Tenant or of the officers, directors, partners or agents acting or purporting to act on its behalf, and any Indebtedness made or created in reliance upon the professed exercise of such powers shall be guarantied hereunder.

11.       Guarantor agrees to pay reasonable attorneys' fees and all other costs and expenses which may be incurred by Landlord in any effort to collect or enforce the Indebtedness or this Guaranty.

12.       The liability of Guarantor hereunder shall be reinstated and revived, and the rights of Landlord shall continue, with respect to any amount at any time paid on account of the Indebtedness which shall thereafter be required to be restored or returned by Landlord upon the bankruptcy, insolvency or reorganization of Tenant, or otherwise, all as though such amount had not been paid.

13.       Upon Landlord’s request, Guarantor will provide to Landlord complete and current tax returns and financial statements, in a form reasonably satisfactory to Landlord, and such other financial information about Guarantor as Landlord may reasonably require.

14.       This Guaranty shall inure to the benefit of Landlord, its successors and assigns, and shall bind the heirs, executors, administrators, successors and assigns of Guarantor.  Any married person who signs this Guaranty agrees that recourse may be had against his or her separate property for all of his or her obligations hereunder.  This Guaranty is assignable by Landlord without notice with respect to all or any portion of the Indebtedness hereby guarantied, and when so assigned, Guarantor shall be liable to the assignees under this Guaranty without in any manner affecting the liability of Guarantor hereunder with respect to any Indebtedness retained by Landlord.

15.       This Guaranty shall be governed by and construed according to the laws of the State of California.  Whenever the context so requires, the masculine gender includes the feminine or neuter, and the singular includes the plural.  As used herein, "any other person" shall include, without limitation, any other guarantor of the Indebtedness or any part thereof, any endorser thereof or any co-maker thereof, "including" shall not be limiting, and "or" shall not be exclusive.  If this Guaranty is executed by more than one Guarantor, their obligations hereunder shall be joint and several.  The invalidity or unenforceability of any one or more provisions of this Guaranty will not affect any other provision.  Any legal action with respect to this Guaranty may be brought in the courts of the State of California, with venue in the County of San Diego, or in the United States District Court in California, with venue in the County of San Diego, as Landlord may elect.  Guarantor submits to each such jurisdiction and waives any and all objections which it may have as to jurisdiction or venue in either of the above courts, and Guarantor hereby irrevocably appoints Tenant as its agent in San Diego County, California for service of process.

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16.       This Guaranty constitutes the entire agreement of Guarantor and Landlord with respect to the subject matter hereof and there are no promises, statements or representations of any kind or nature whatsoever other than those herein contained.  No delay or failure by Landlord to exercise any right or remedy against Guarantor  will be construed as a waiver of that right or remedy.  The terms and provisions of this Guaranty may not be waived, altered, modified or amended except by written instrument executed by Guarantor and Landlord.  All rights and remedies of Landlord against Guarantor are cumulative and not exclusive and may be exercised successively or concurrently.  No exercise of any right or remedy shall be deemed to be an election of remedies and preclude exercise of any other right or remedy.

17.       Any notice, demand or request to Guarantor shall be given in writing and shall be deemed given when personally served on Guarantor or sent by registered or certified mail (postage prepaid) or by overnight courier to Guarantor's Address for Notice set forth below.  Any notice, demand or request to Landlord shall be in writing and be deemed given when received by Landlord.

18.       No person executing this Guaranty is doing so in consideration of or in reliance on any other person executing this Guaranty or any other guaranty of the Indebtedness.

GUARANTOR:	Guarantor’s Address for Notice
BofI.com Holding, Inc., a Delaware corporation By: _______________________________ Name:_____________________________ Title:______________________________	_________________________________ _________________________________ _________________________________ Attn: _____________________________

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